                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG

                              FOUR MEDIA COMPANY,
                                   MSCL, INC.
                        AND THE INDIVIDUALS NAMED HEREIN

                               TABLE OF CONTENTS
                               -----------------


1.  DEFINITIONS........................................................................................1


2.  PURCHASE AND SALE OF STOCK.........................................................................8

     2.1    Sale of Stock..............................................................................8
     2.2    Purchase Price and Payment for Stock.......................................................8
            2.2.1   Purchase Price.....................................................................8
            2.2.2   Payment of Purchase Price..........................................................9
            2.2.3   Purchase Price Adjustment..........................................................9
            2.2.4   Post Closing Adjustment...........................................................10
     2.3    Stock Options.............................................................................11
     2.4    Option Vesting............................................................................11

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
     SHAREHOLDERS.....................................................................................12

     3.1    Organization..............................................................................12
     3.2    Articles of Incorporation: Bylaws; Minutes................................................12
     3.3    Capitalization............................................................................12
     3.4    Ownership of Shares.......................................................................12
     3.5    Due Execution and Authority...............................................................13
     3.6    Subsidiaries..............................................................................13
     3.7    Organization of Subsidiaries..............................................................13
     3.8    No Violation..............................................................................14
     3.9    Financial Statements......................................................................14
     3.10   Absence of Certain Changes or Events......................................................15
     3.11   Absence of Undisclosed Liabilities........................................................16
     3.12   Broker's Fees.............................................................................16
     3.13   Assets....................................................................................16
     3.14   Intangible Personal Property..............................................................17
     3.15   Real Property.............................................................................18
     3.16   Contracts.................................................................................18
     3.17   Litigation................................................................................18
     3.18   Tax Matters...............................................................................18
     3.19   Compliance With Legal Requirements........................................................20
     3.20   Governmental Authorizations...............................................................20
     3.21   Environmental Matters.....................................................................21
     3.22   Insurance.................................................................................21
     3.23   Condition of Assets.......................................................................22


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

     3.24  Labor and Employment Agreements.............................................................22
     3.25  Employee Benefit Plans; ERISA...............................................................23
     3.26  Business Locations..........................................................................24
     3.27  Accounts Receivable.........................................................................24
     3.28  Equipment Financing.........................................................................25
     3.29  Excluded Debt...............................................................................25
     3.30  Line of Credit..............................................................................25
     3.31  Conduct of Business.........................................................................25
     3.32  No Omissions or Untrue Statements...........................................................25
     3.33  Limitations on Representations and Warranties.....,,........................................25

4.   REPRESENTATIONS AND WARRANTIES OF 4MC.............................................................26

     4.1   Organization and Standing of 4MC............................................................26
     4.2   Authority; Binding Agreement................................................................26
     4.3   No Violation................................................................................26
     4.4   Capitalization..............................................................................27
     4.5   Governmental Approval; Consents.............................................................27
     4.6   4MC's SEC Reports...........................................................................27
     4.7   Compliance with Legal Requirements and Regulations..........................................28
     4.8   Governmental Licenses and Permits...........................................................28
     4.9   No Omission or Untrue Statement.............................................................28
     4.10  No Adverse Actions..........................................................................28
     4.11  Absence of Certain Changes or Events........................................................28
     4.12  Litigation..................................................................................29
     4.13  Compliance With Legal Requirements..........................................................29
     4.14  Labor.......................................................................................29
     4.15  Financial Statements........................................................................29
     4.16  Absence of Undisclosed Liabilities..........................................................30
     4.17  Broker's Fees...............................................................................30
     4.18  Intangible Personal Property................................................................30
     4.19  Tax Returns.................................................................................31
     4.20  Limitations on Representations and Warranties...............................................31

5.   COVENANTS AND AGREEMENTS OF SHAREHOLDERS AND
     THE COMPANY.......................................................................................31

     5.1   Conduct of Business.........................................................................31
     5.2   Access by 4MC...............................................................................32
     5.3   Cooperation.................................................................................32
     5.4   Line of Credit..............................................................................33
     5.5   Cash Reserves...............................................................................33
     5.6   Audited Financial Statements................................................................33
     5.7   Payroll.....................................................................................33
     5.8   Accounts Payable............................................................................34


6.  COVENANTS OF 4MC.....................................................................................34

      6.1   Insurance....................................................................................34
      6.2   LARZ Credit Recapture........................................................................34
      6.3   481 Payment..................................................................................34
      6.4   Special Provision for Certain Compensation-Related Payments..................................34

7.   COVENANTS NOT TO COMPETE............................................................................35

      7.1   Covenants....................................................................................35
      7.2   Remedies.....................................................................................36
      7.3   Severability.................................................................................36

8.   CLOSING.............................................................................................36

      8.1   Closing Date.................................................................................36
      8.2   Shareholders' Closing Deliveries.............................................................36
      8.3   4MC's Closing Deliveries.....................................................................37
      8.4   Guarantees...................................................................................38
      8.5   [Intentionally Omitted]......................................................................38

 9.  CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS...........................................................38

      9.1   Compliance by 4MC............................................................................38
      9.2   Accuracy of 4MC's Representations............................................................38
      9.3   Documents....................................................................................38
      9.4   Litigation...................................................................................38
      9.5   Material Adverse Change......................................................................38
      9.6   Real Estate Purchase Contract................................................................39

10.  CONDITIONS TO OBLIGATIONS OF 4MC....................................................................39

     10.1   Compliance by the Company and Shareholders...................................................39
     10.2   Accuracy of the Company's and Shareholder's Representations..................................39
     10.3   Documents....................................................................................39
     10.4   Material Adverse Change......................................................................39
     10.5   Litigation...................................................................................39
     10.6   Required Consents............................................................................39
     10.7   Release of Liens.............................................................................39

11.  TAX MATTERS.........................................................................................40

     11.1   Interim Periods..............................................................................40
     11.2   Shareholders' Indemnification................................................................40


     11.3    4MC's Indemnification..................................................................41
     11.4    Preparation and Filing of Tax Returns..................................................41
     11.5    Shareholders' Contest Rights...........................................................41
     11.6    4MC's Contest Rights ..................................................................42
     11.7    Section 338(h)(10) Election............................................................42
     11.8    Notification Requirements..............................................................44
     11.9    Refunds................................................................................44
     11.10   Tax Sharing Agreements.................................................................44
     11.11   Allocation of Adjustment Benefits......................................................44
     11.12   Cooperation............................................................................45
     11.13   Retention..............................................................................45
     11.14   Damages ...............................................................................45
     11.15   Indemnification Procedures.............................................................45
     11.16   Tax Matters Shareholder................................................................46

12.  TERMINATION....................................................................................46

     12.1    Termination Prior to Closing...........................................................46
     12.2    Consequences of Termination............................................................47

13.  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION; ESCROWS..........................................47

     13.1    Survival...............................................................................47
     13.2    Indemnification........................................................................48
     13.3    Time for Claims........................................................................48
     13.4    Claims for Indemnification.............................................................48
     13.5    Claims Procedure.......................................................................48
     13.6    Escrow.................................................................................49
     13.7    Limitation of Liability................................................................50
     13.8    Offset of Claim Amounts................................................................51

14.  RESTRICTIONS ON TRANSFER.......................................................................51

     14.1    Definitions............................................................................51
     14.2    Restrictions...........................................................................51
     14.3    Restrictive Legends....................................................................52
     14.4    Registration...........................................................................52

15.  RIGHT OF FIRST REFUSAL.........................................................................52

     15.1    First Refusal Notice...................................................................52
     15.2    Time for Exercise......................................................................53
     15.3    Limitation on Right of First Refusal...................................................53

16.  KAYE NOTES.....................................................................................53



17.  LOS ANGELES CITY BUSINESS LICENSE TAX........................................................54

18.  MISCELLANEOUS................................................................................54

     18.1   Ownership Interests...................................................................54
     18.2   Expenses..............................................................................54
     18.3   Publicity.............................................................................54
     18.4   Succession and Assignments; Third Party Beneficiaries.................................55
     18.5   Notices...............................................................................55
     18.6   Construction..........................................................................56
     18.7   Dispute Resolution; Attorneys' Fees...................................................56
            18.7.1 Arbitration....................................................................56
            18.7.2 Attorneys' Fees................................................................57
     18.8   Counterparts; Facsimile...............................................................57
     18.9   No Implied Waiver: Remedies...........................................................57
     18.10  Entire Agreement......................................................................57
     18.11  Amendments: Actual Waivers............................................................57
     18.12  Changes in Representations and Warranties of a Party..................................57
     18.13  Headings..............................................................................58
     18.14  Schedules and Exhibits ...............................................................58
     18.15  Severability..........................................................................58
     18.16  Joint Negotiation.....................................................................58


EXHIBITS:
--------

Exhibit A -- Shareholders
Exhibit B -- Form of Employment Agreement
Exhibit C -- Excluded Debt
Exhibit D -- Real Property Leases
Exhibit E -- Real Estate Purchase Contract
Exhibit F -- Form of Shareholder Distribution Agreement
Exhibit G -- Budget
Exhibit H -- Form of Assignment of Limited Liability Interests
Exhibit I -- Form of Payoff Demand Letter
Exhibit J -- Form of Escrow Agreement
Exhibit K -- Form of Registration Rights Agreement

SCHEDULES:
---------

Schedule 1-A -- Accounting Expenses
Schedule 1-B -- Exclusions to Debt Amount
Schedule 2.2.3 -- Purchase Price Adjustment
Schedule 3.1 -- Officers and Directors
Schedule 3.3 -- Outstanding Options, Warrants, or Other Rights to Acquire Stock
Schedule 3.4 -- Stock Ownership
Schedule 3.6 -- Subsidiary Organization
Schedule 3.7 -- Capitalization of Subsidiaries
Schedule 3.8 -- Required Consents
Schedule 3.10 -- Changes or Events
Schedule 3.13 -- Personal Property Leases
Schedule 3.14 -- Intangible Property
Schedule 3.15 -- Real Property
Schedule 3.16 -- Contracts
Schedule 3.17 -- Litigation
Schedule 3.18 -- Tax Matters
Schedule 3.19 -- Compliance with Legal Requirements
Schedule 3.20 -- Governmental Authorizations
Schedule 3.21 -- Environmental Matters
Schedule 3.22 -- Insurance
Schedule 3.23 -- Condition of Assets
Schedule 3.24 -- Employment Matters
Schedule 3.25 -- Employee Benefit Plans
Schedule 3.26 -- Business Locations
Schedule 3.27 -- Accounts Receivable from Affiliated Parties
Schedule 3.28 -- Operating Leases
Schedule 4.3 -- Required Consents
Schedule 4.11 -- Changes or Events
Schedule 4.12 -- Litigation
Schedule 4.13 -- Compliance with Legal Requirements
Schedule 4.14 -- Labor
Schedule 4.18 -- Intangible Property
Schedule 8.4 -- Payoff Debt

                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of this 15th day of September, 1998, by and among Four Media Company, a Delaware corporation ("4MC"), MSCL, Inc., a California corporation (the "Company"), and the persons listed on Exhibit A hereto who are all of the shareholders of the Company and
          ---------
its "Subsidiaries" (as defined below) ("Shareholders" collectively and each a "Shareholder" individually) with reference to the following facts:

     A. Certain Shareholders own all of the issued and outstanding shares of capital stock of the Company. The Company together with certain Shareholders own all of the membership interests of Filmcore Editorial SF LLC a California limited liability company ("Filmcore SF") and Filmcore Editorial LA LLC a California limited liability company ("Filmcore LA"). Filmcore SF and Filmcore LA may collectively be referred to as the "Subsidiaries." The outstanding capital stock of the Company, together with all of the membership interests of the Subsidiaries, shall collectively be referred to as the "Stock."

     B. 4MC, the Company and its Subsidiaries are each engaged in various aspects of the post production business.

     C. 4MC desires to purchase from Shareholders and Shareholders desire to sell to 4MC the Stock so that 4MC shall own one hundred percent (100%) of the ownership interests of the Company and its Subsidiaries.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements, covenants and other provisions herein contained, the parties hereto agree as follows:

     1.   DEFINITIONS.     For purposes of this Agreement, the following terms
          -----------
shall have the meanings specified in this Section 1:

          Accounting Expenses  those accounting expenses set forth on Schedule
          -------------------                                         --------
1-A attached hereto.
---

          Affiliate  an "Affiliate" of a person or entity shall mean a person or
          ---------
entity that directly or indirectly controls, is controlled by or is under common control with that person or entity.

          Allocation Statement - shall have the meaning given that term in
          --------------------
Section 11.7.2.

          Assets - shall have the meaning given that term in Section 15.
          ------

          Calculation Date  shall have the meaning given that term in Section
          ----------------
2.2.3(c).

          Cash Consideration - shall mean an amount equal to Fifty-Two Million
          ------------------
Five Hundred Thousand Dollars ($52,500,000), less the Purchase Price Adjustment.

          CIBC - shall have the meaning given that term in Section 15.3.
          ----

          Claim - shall have the meaning given that term in Section 13.4.
          -----

          Closing - shall have the meaning given that term in Section 8.1.
          -------

          Closing Date - shall have the meaning given that term in Section 8.1.
          ------------

          Code - the Internal Revenue Code of 1986 or any successor law, and
          ----
regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

          Company Stock - shall have the meaning given that term in Section 3.3.
          -------------

          Confidential Information - shall have the meaning given that term in
          ------------------------
Section 7.1.1.

          Contract - any agreement, contract, obligation, promise, or
          --------
understanding (whether written or oral and whether express or implied) that is legally binding.

          Coopers - shall have the meaning given that term in Section 2.2.4.
          -------

          Credit Agreement - shall have the meaning given that term in Section
          ----------------
15.3.

          Debt Amount - all liabilities shown on the Company's consolidated
          -----------
balance sheet at Closing (excluding the Virtual Office) determined in accordance with GAAP, including the Kaye Notes and the current portion of long term debt, excluding accounts payable, accrued expenses (including, but not limited to, accrued salaries, vacation, retirement plan payable) deposits and unearned income, less the Accounting Expenses. Debt Amount shall not include those items set forth on Schedule 1-B attached hereto.
             ------------

          Divisions - shall have the meaning given that term in Section 15.
          ---------

          EBITDA - earnings before interest, taxes, depreciation and
          ------
amortization as determined in accordance with GAAP.

          Employment Contracts - employment contracts between 4MC or its
          --------------------
affiliated entities and Larry Chernoff, John Stephen McCoy, Charles Chubak, Robert S. Solomon, Douglas Walker and Paul Norling, each in the respective form attached hereto as Exhibit B which by this reference is made a part hereof.
                   ---------

          Encumbrances - shall have the meaning given that term in Section 3.4.
          ------------

          Environment - soil, land, surface or subsurface strata, surface waters
          -----------
(including navigable waters, ocean water, streams, ponds, drainage, basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          Environmental Law - any Legal Requirement that requires or regulates:
          -----------------

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials that could have significant impact on the Environment or public health;

               (b) preventing the release of Hazardous Materials into the Environment which violate any legal requirement;

               (c) protecting soil, groundwater, species, or ecological amenities; or

               (d)  the transportation of Hazardous Materials.

          EPA  the United States Environmental Protection Agency or any
          ---
successor agency.

          ERISA - the Employee Retirement Income Security Act of 1974 or any
          -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

          Escrow Agreement - shall have the meaning given that term in Section
          ----------------
13.6.

          Escrow Holder - shall have the meaning given that term in Section
          -------------
13.6.

          Escrow Stock - shall have the meaning given that term in Section
          ------------
2.2.2(b).

          Exchange Act - the Securities Exchange Act of 1934, as amended.
          ------------

          Excluded Debt - the outstanding principal amount of debt (as
          -------------
determined by GAAP) identified on Exhibit C attached hereto and by this
                                  ---------
reference made a part hereof which relates to Sterling Bank & Trust, Bank of the West, and Deutsche Financial Services.

          Financial Statements - shall have the meaning given that term in
          --------------------
Section 3.9.

          First Refusal Notice - shall have the meaning given that term in
          --------------------
Section 15.1.

          481 Adjustment  shall mean an amount determined to be the 481
          --------------
Adjustment pursuant to Section 2.2.3 hereof.

          4MC Financial Statements - shall have the meaning given that term in
          ------------------------
Section 4.15.

          4MC Group - shall have the meaning given that term in Section 7.1.2.
          ---------

          4MC Intangible Personal Property - shall have the meaning given that
          --------------------------------
term in Section 4.18.1.

          4MC Licenses - shall have the meaning given that term in Section
          ------------
4.18.1.

          GAAP  United States generally accepted accounting principles.
          ----

          Governmental Agency - any:
          -------------------

               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b) federal, state, local, municipal, foreign, or other government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d)  multi-national organization or body; or

               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature.

          Governmental Authorization - any approval, consent, license, permit,
          --------------------------
waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Agency or pursuant to any Legal Requirement.

          Gross-Up Amount - shall have the meaning given that term in Section
          ---------------
11.7.3.

          Hazardous Materials - any waste or other substance that is listed,
          -------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture of solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

          HSR Act - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or
          -------
any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          Indemnitee - shall have the meaning given that term in Section 13.2.
          ----------

          Indemnitor - shall have the meaning given that term in Section 13.2.
          ----------

          Intangible Personal Property - shall have the meaning given that term
          ----------------------------
in Section 3.14.1.

          Interim Period  any taxable period commencing prior to the Closing
          --------------
Date and ending after the Closing Date.

          Kaye Notes - that certain promissory note dated April 15, 1998 in the
          ----------
principal amount of One Million Two Hundred Twenty-One Thousand Five Hundred Ninety-Five Dollars ($1,221,595) executed by the Company and payable to Michael
C. Kaye, and that certain promissory note dated April 15, 1998 in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) executed by the Company and payable to Michael C. Kaye.

          Knowledge  a party will be deemed to have "Knowledge" of a particular
          ---------
fact or other matter if such party is actually aware or should reasonably be aware of such fact or other matter after reasonable inquiry. With respect to any party to this Agreement, "reasonable inquiry" means inquiry of appropriate employees of the party and its subsidiaries or affiliates, and a review of records and files in the party's possession.

          LARZ Credits - shall have the meaning given that term in Section 6.2.
          ------------

          Legal Requirement - any federal, state, local, municipal, or other
          -----------------
administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

          Lenders - shall have the meaning given that term in Section 15.3.
          -------

          Licenses - shall have the meaning given that term in Section 3.14.1.
          --------

          Line of Credit  shall mean the Company's line of credit with Union
          --------------
Bank of California.

          Line of Credit Amount  shall have the meaning given that term in
          ---------------------
Section 2.2.3(c).

          Losses - shall have the meaning given that term in Section 13.2.
          ------

          Majority Shareholders  Larry Chernoff, Charles Chubak and John Stephen
          ---------------------
McCoy.

          Material Adverse Change or Material Adverse Effect  with respect to a
          -----------------------    -----------------------
party, a change or an effect (or circumstance involving a prospective effect) which would have a material and adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of such party taken as a whole for the party.

          Material Contracts - shall have the meaning given that term in Section
          ------------------
3.16.

          Medicare Tax  shall mean the Company's portion of any Medicare tax
          ------------
arising from (i) the exercise by Robert Solomon of his options to purchase common stock of the Company pursuant to that certain Option and Bonus Agreement dated February 1, 1997 between the Company and Robert Solomon, or (ii) any bonuses issued by the Company that are associated with the consummation of this transaction, including without limitation any bonus payable to Bruce K. Long pursuant to the Employment Agreement dated August 1, 1997 between Bruce K. Long and the Company.

          Minority Shareholders  Robert S. Solomon, Paul Norling and Douglas
          ---------------------
Walker.

          Other Agreements - shall have the meaning given that term in Section
          ----------------
3.5.

          Overtime Adjustment  with respect to the payroll period of the Company
          -------------------
within which the Closing Date falls, an amount equal to fifty percent (50%) of the Company's good faith estimate of the overtime payable from the last date for which overtime was paid as prorated through the end of the day immediately preceding the Closing Date.

          Payoff Differential - an amount equal to fifty percent (50%) of the
          -------------------
difference, if any, between the capitalized lease obligations reflected on the Company's consolidated balance sheet (other than Excluded Debt and excluding the Virtual Office) calculated as of the Closing Date and the actual payoff amount of said capitalized lease obligations calculated as of the Closing Date.

          Payoff Penalties - an amount equal to fifty percent (50%) of any
          ----------------
penalties associated with the prepayment of the Debt Amount (other than Excluded
Debt) within thirty (30) days of the Closing or at such other time as may be mutually agreed upon by the parties.

          Person - any individual, corporation (including any non-profit
          ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Agency.

          Post-Closing Adjustment Notice - shall have the meaning given that
          ------------------------------
term in Section 2.2.4.

          Post-Closing Period  any taxable period that begins on or after the
          -------------------
day of the Closing Date, and, with respect to any Interim Period, the portion of such period commencing on the day after the Closing Date.

          Pre-Closing Period  (i) any taxable period that begins before the
          ------------------
Closing Date and ends before the Closing Date and (ii) the portion of any Interim Period through the day of and including, the Closing Date.

          Purchase Price - shall have the meaning given that term in Section
          --------------
2.2.1.

          Purchase Price Adjustment  shall have the meaning given that term in
          -------------------------
Section 2.2.3(a).

          Real Property Leases - the real property leases attached hereto as
          --------------------
Exhibit D and by this reference made a part hereof.
---------

          Real Estate Purchase Contract - the real property purchase contract
          -----------------------------
attached hereto as Exhibit E and by this reference made a part hereof.
                   ---------

          Right of First Refusal Holders - shall have the meaning given that
          ------------------------------
term in Section 15.

          Right of First Refusal Period - shall have the meaning given that term
          -----------------------------
in Section 15.

          Required Consents - shall have the meaning given that term in Section
          -----------------
3.8.

          ROFR Representative - shall have the meaning given that term in
          -------------------
Section 15.1.

          SEC - the Securities and Exchange Commission.
          ---

          SEC Reports - shall have the meaning given that term in Section 4.6.
          -----------

          Section 338(h)(10) Election - shall have the meaning given that term
          ---------------------------
in Section 11.7.1.

          Securities Act - the Securities Act of 1933, as amended.
          --------------

          Shareholder Distribution Agreement - that certain agreement attached
          ----------------------------------
hereto as Exhibit F.
          ---------

          Stock - shall have the meaning given that term in the recitals hereto.
          -----

          Stock Consideration - shall have the meaning given that term in
          -------------------
Section 2.2.1.

          Stock Ownership Representations and Warranties - the representations
          ----------------------------------------------
and warranties set forth in Section 3.3 (Capitalization), 3.4 (Ownership of Shares) and 3.5 (Due Execution and Authority).

          Subsidiaries - shall have the meaning given that term in the recitals
          ------------
hereto.

          Tax - includes any federal, state, local, or foreign income, gross
          ---
receipts, ad valorem, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A), customs duties, capital stock, net worth, franchise, profits, withholding, social security (or similar) unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, including any interest, penalty, or addition thereto, without regard to whether such tax is disputed or not or arose before, on or after the Closing Date.

          Tax Claims - shall have the meaning given that term in Section 13.1.
          ----------

          Tax Data - shall have the meaning given that term in Section 11.12.1.
          --------

          Tax Distribution - shall have the meaning given that term in Section
          ----------------
2.2.3(c).

          Tax Documentation - shall have the meaning given that term in Section
          -----------------
11.12.1.

          Tax Matters Shareholder - shall have the meaning given that term in
          -----------------------
Section 11.16.

          Tax Returns - includes all reports, elections, declarations, claims
          -----------
for refund, estimates, information statements and returns (including any schedules and attachments thereto) relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

          Third Party Offeror - shall have the meaning given that term in
          -------------------
Section 15.1.

          Threshold Amount - shall have the meaning given that term in Section
          ----------------
13.7.1.

          Virtual Office - The Virtual Office Inc., a California corporation.
          --------------

          Virtual Office Notes - those certain promissory notes payable to the
          --------------------
Company by the Virtual Office dated August 23, 1996 and February 13, 1997, in the amounts of Fifty Thousand Dollars ($50,000) and Twenty-Five Thousand Dollars ($25,000), respectively.

          Working Capital - the Company's current assets as of the Closing Date
          ---------------
minus the Company's current liabilities as of the Closing Date, calculated in accordance with GAAP. The current portion of any Debt Amount as well as those items set forth on Schedule 1-B attached hereto shall be excluded from current
                   ------------
liabilities when computing Working Capital.

          Working Capital Shortfall - the amount, if any, by which the Company's
          -------------------------
Working Capital as of the Closing Date is less than One Million Five Hundred Thousand Dollars ($1,500,000).

     2.   PURCHASE AND SALE OF STOCK.
          --------------------------

          2.1  SALE OF STOCK.  Subject to the terms and conditions herein, on
               -------------
the Closing Date (as defined in Section 8.1), each Shareholder shall sell to 4MC and 4MC shall purchase from each Shareholder the Stock free and clear of all Encumbrances (as defined in Section 3.4).

          2.2  PURCHASE PRICE AND PAYMENT FOR STOCK.
               ------------------------------------

               2.2.1  PURCHASE PRICE.  The purchase price payable to the
                      --------------
Shareholders for the Stock shall be an amount equal to the Cash Consideration, plus four hundred eighty-six thousand four hundred eighty-six (486,486) shares of unregistered 4MC common stock (the "Stock Consideration") (collectively, the "Purchase Price").

               2.2.2  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be
                      -------------------------
paid by 4MC as follows:

                      2.2.2(a) At the Closing (as defined in Section 8.1), 4MC shall pay to Shareholders the Cash Consideration via wire transfers to accounts designated by Shareholders in writing at least two (2) business days prior to the Closing Date. The Cash Consideration shall be allocated among the Shareholders as set forth on Exhibit A attached hereto, with such allocation to
                             ---------
be determined by the Company in its sole and absolute discretion.

                      2.2.2(b) At the Closing, 4MC shall issue and deliver to Shareholders the Stock Consideration. The Stock Consideration shall be allocated among the Shareholders as set forth on Exhibit A attached hereto, with
                                                 ---------
such allocation to be determined by the Company in its sole and absolute discretion; provided, however, that two hundred sixteen thousand two hundred sixteen (216,216) shares of the Stock Consideration shall not be delivered to the Shareholders and shall be deposited into an escrow pursuant to the provisions of Section 13.6 (the "Escrow Stock"). The parties agree that for all purposes where the fair market value of the Stock Consideration on the Closing Date or as of the Closing is relevant, the fair market value of the Stock Consideration at such time shall be the closing price for 4MC stock on the business day immediately preceding the Closing Date, discounted by thirty percent (30%) for a lack of marketability.

               2.2.3  PURCHASE PRICE ADJUSTMENT.
                      -------------------------

                      2.2.3(a) Three (3) business days before the Closing Date, the parties shall, pursuant to the terms of this Agreement, determine the "Purchase Price Adjustment." The Purchase Price Adjustment shall be an amount equal to the sum of (a) the Debt Amount, (b) the Working Capital Shortfall (if
any), (c) the Payoff Differential, (d) the Payoff Penalties, (e) the Overtime Adjustment, (f) the 481 Adjustment, and (g) the Medicare Tax (provided, however,
                                                              --------  -------
that there shall be no double counting with respect to the Payoff Differential and Payoff Penalties). The amount of the Purchase Price Adjustment, including the calculation of each of the components of the Purchase Price Adjustment, shall be determined in accordance with the formula set forth on Schedule 2.2.3 attached hereto.

                      2.2.3(b) For purposes of determining the Purchase Price Adjustment, the (a) Debt Amount, (b) Working Capital Shortfall, (c) Payoff Differential, (d) Payoff Penalties, (e) the Overtime Adjustment, (f) 481 Adjustment, and (g) Medicare Tax shall be calculated as of the Closing Date.

                      2.2.3(c) Notwithstanding the foregoing, for purposes of determining the Debt Amount, the amount of the Line of Credit shall be determined as of the close of business on September 4, 1998 (the "Calculation Date"); provided, however, that the amount of the Line of Credit as of the
        --------  -------
Calculation Date (the "Line of Credit Amount") shall be increased by an amount equal to fifty percent (50%) of any increase in the Line of Credit between the Calculation Date and the Closing Date. Notwithstanding the foregoing, in the event that (i) there is an increase in the Line of Credit between the Calculation Date and the Closing Date and (ii) the Company
makes a distribution to the Shareholders after the Calculation Date and prior to the Closing Date to fund their individual income tax liability pursuant to the Shareholder Distribution Agreement (a "Tax Distribution"), then (a) the Line of Credit Amount shall be increased by an amount equal to one hundred percent (100%) of the Tax Distribution (provided that any such increase shall not exceed the actual increase in the Line of Credit between the Calculation Date and the Closing Date), and (b) to the extent the increase in the Line of Credit between the Calculation Date and the Closing Date exceeds the total amount of the Tax Distribution, then the Line of Credit Amount shall thereafter be increased by an additional amount equal to fifty percent (50%) of any increase in the Line of Credit over and above the amount of the Tax Distribution. For purposes of illustration only, and without limiting the provisions of this Section 2.2.3(c), an example of the foregoing calculation is set forth on Schedule 2.2.3 attached
                                                        --------------
hereto. For purposes of this Section 2.2.3(c), the parties acknowledge and agree that any Tax Distribution for the Shareholders' 1998 income tax liability, and any additional Tax Distribution from the date hereof associated with the Shareholders' 1997 income tax liability, shall be made after the Calculation Date and prior to the Closing Date.

                  2.2.3(d) Without limiting the foregoing, if the Line of Credit Amount is increased by an amount which exceeds the sum of the Tax Distribution and Four Hundred Thousand Dollars ($400,000), then either the Company or 4MC may terminate this Agreement by providing the other party with written notice on or prior to the Closing Date.

          2.2.4   POST CLOSING ADJUSTMENT.  Within sixty (60) days following
                  -----------------------
the Closing, the actual Purchase Price Adjustment as of the Closing Date shall be determined by 4MC and 4MC shall provide to the Shareholders a written notice (the "Post Closing Adjustment Notice") setting forth the (a) Debt Amount, (b) Working Capital Shortfall, (c) Payoff Differential, (d) Payoff Penalties, (e) Overtime Adjustment, (f) 481 Adjustment, and (g) Medicare Tax, calculated as of the Closing Date, together with a letter from PricewaterhouseCoopers LLP ("Coopers") stating that the determination of the Purchase Price Adjustment has been fairly presented in all material respects and consistent with the terms of this Agreement. The Post Closing Adjustment Notice shall provide reasonable detail supporting the calculations made by 4MC in determining the Purchase Price Adjustment as of the Closing Date and shall be accompanied by a certificate of 4MC's chief accounting officer that, in the opinion of such officer, after examining the books and records of the Company and its Subsidiaries, the Post Closing Adjustment Notice represents fairly the Purchase Price Adjustment in all material respects. In the event the Shareholders dispute 4MC's determination of the Purchase Price Adjustment as of the Closing Date as set forth in the Post Closing Adjustment Notice, then the parties shall negotiate in good faith for thirty (30) days to reach an agreement on the final determination of the Purchase Price Adjustment. If the parties are unable to reach an agreement within such thirty (30) day period, the parties then shall submit their dispute to binding arbitration with a national accounting firm other than Coopers (or any other accounting firm having a relationship with either party). If the Purchase Price Adjustment as finally determined exceeds the amount calculated pursuant to Section 2.2.3 above, then the Shareholders shall immediately return to 4MC cash in an amount equal to such excess. If the Purchase Price Adjustment as finally determined is less than the amount calculated pursuant to Section
2.2.3 above, then 4MC shall immediately pay in cash to the Shareholders an amount equal to the difference. The parties expressly acknowledge and agree that any amount payable pursuant to this Section 2.2.4 shall not be subject to the provisions of Section 13.7.1 below.

          2.3  STOCK OPTIONS.
               -------------

               2.3.1 At Closing, 4MC shall issue to the Shareholders, options to purchase three hundred thousand (300,000) shares of common stock of 4MC pursuant to 4MC's 1997 stock option plan. Such options will be issued at an exercise price of Nine Dollars and Fifty Cents ($9.50) per share. One hundred thousand (100,000) of said options will be subject to divestiture if the Company and its Subsidiaries fail to achieve one hundred percent (100%) of the EBITDA portion of the budget attached hereto as Exhibit G and by this reference made a
                                         ---------
part hereof, for the twelve (12) month period following the Closing Date. In the analysis to determine whether the budget has been met, the operating results of the Company will include the benefit of any actual synergies and cost savings realized from the acquisition of the Company and its Subsidiaries by 4MC. Said determination of synergies and cost savings shall be reasonably made by 4MC in writing after consultation with Robert S. Solomon. At the request of the Shareholders, 4MC shall provide the Shareholders with all relevant financial data used by 4MC in order to make its determination, including without limitation any relevant reports or memoranda concerning said subject matter. The stock options described in this Section 2.3.1 shall be allocated among the Shareholders as determined by the Company in its sole and absolute discretion.

               2.3.2 At Closing, 4MC shall issue (per the direction of Larry Chernoff in consultation with Robert T. Walston) to existing Company employees (other than the Shareholders) options to purchase one hundred thousand (100,000) shares of common stock of 4MC pursuant to 4MC's 1997 stock option plan. Such options shall be issued at an exercise price equal to the greater of Ten Dollars ($10.00) per share or an amount equal to the closing price for 4MC common stock on the day immediately preceding the Closing Date.

          2.4  OPTION VESTING.
               --------------

               2.4.1 All options granted pursuant to Sections 2.3.1 and 2.3.2 above shall vest one-fifth annually over a five (5) year period, commencing on the last day of the first year following the Closing Date. The terms and conditions of such options shall be set forth in stock option agreements in the form customarily utilized by 4MC for the grant of options to its employees.

               2.4.2  In the event a Shareholder receiving options pursuant to
Section 2.3.1 above enters into a three (3) year employment contract in connection with this Agreement, then all option vesting shall be immediately accelerated if the Shareholder is terminated without cause, and the last two (2) years of option vesting shall be immediately accelerated if 4MC fails to offer said Shareholder a commercially reasonable written contract of employment with the Shareholder's then existing employer at the expiration of the Shareholder's then existing contract, which new offer of employment shall be no less than twenty-four (24) months in length and the terms and conditions of which shall be consistent with the Shareholder's then existing title, duties and experience.
If the Shareholder rejects the offer of employment, then any unvested options shall be forfeited at the end of such third year of employment.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS.
          --------------------------------------------------------------

     Except as stated in the Schedules attached hereto and by this reference made a part hereof, the Company and Shareholders jointly and severally represent and warrant as to each and all of the following as of the date hereof and as of the Closing Date:

          3.1  ORGANIZATION.  The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of California, has all the corporate power and authority to carry on its business as now being conducted and as proposed to be conducted and to own or lease and operate its properties and assets. The Company is not licensed or qualified as a foreign corporation in any other jurisdiction and it is not required to be so licensed or so qualified. All of the officers (and their respective titles) and directors of the Company are set forth on Schedule 3.1. Each of such officers and
                                ------------
directors has been duly elected or appointed and qualified in accordance with applicable law, Articles of Incorporation, Bylaws, agreements, arrangements or understandings relating thereto.

          3.2  ARTICLES OF INCORPORATION: BYLAWS; MINUTES.  Shareholders have
               ------------------------------------------
delivered to 4MC true and complete copies of the Articles of Incorporation, Bylaws, and Minutes of the Board of Directors and Shareholders of the Company as well as the Operating Agreements, minutes and organizational documents for the Subsidiaries since January 1, 1990.

          3.3  CAPITALIZATION.  The entire authorized capital stock of the
               --------------
Company consists of ten thousand (10,000) shares, of which nine hundred forty-seven (947) shares are issued and outstanding, and no shares are issued but not outstanding ("Company Stock"). The Company Stock has been validly issued and is fully paid and non-assessable. Except as set forth on Schedule 3.3, there are
                                                      ------------
no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security, nor are there any outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, nor is the Company committed to issue any such right.

          3.4  OWNERSHIP OF SHARES.  Each Shareholder is the lawful record and
               -------------------
beneficial owner of that number of Company Stock set forth by such Shareholder's name on Schedule 3.4, and with respect to Paul Norling and Douglas Walker, each
        ------------
is the lawful record and beneficial owner of his respective membership interest in the Subsidiaries. The Stock is owned free and clear of all pledges, liens, charges, encumbrances, security interests, mortgages, claims, options, purchase rights, voting trusts, rights of others and restrictions of every kind ("Encumbrances"). Upon delivery of (a) the Company Stock and (b) assignments duly endorsed of all limited liability interests of the Subsidiaries (which are not owned by the Company) in the form and substance attached hereto as Exhibit
                                                                       -------
H, 4MC will acquire the beneficial and legal, valid and indefeasible title to
-
the Stock, free and clear of all Encumbrances. Ownership of the Stock will result in 4MC owning, directly or indirectly, one hundred percent (100%) of any interest of any Shareholder in the Company's and its Subsidiaries' business worldwide, except for those items described on Schedule
                                               --------

3.24 hereto and those interests distributed to the Shareholders pursuant to the
-----
Shareholder Distribution Agreement or the Employment Contracts.

          3.5  DUE EXECUTION AND AUTHORITY.  Each Shareholder has full capacity,
               ---------------------------
power and authority to enter into this Agreement and all other agreements contemplated hereby to which any of them is or is to be a party at Closing (the "Other Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Other Agreements will be when delivered at the Closing, duly executed and delivered by the applicable Shareholder who is a party thereto and this Agreement constitutes, and each of the Other Agreements when executed and delivered will constitute, a valid and binding obligation of the applicable Shareholder who is a party thereto, enforceable in accordance with its terms.

          3.6  SUBSIDIARIES.  The Company is not affiliated with, and does not
               ------------
own, directly or indirectly, any capital stock or other equity securities of any corporation or other entity or have any direct or indirect equity or ownership interest, including interests in partnerships, joint ventures or limited liability companies, in any business, except for its interests in the Subsidiaries and the Virtual Office. Schedule 3.6 sets forth for each
                                      ------------
Subsidiary the following:

               (a) its name and the jurisdiction of its incorporation or organization;

               (b) the number of shares of authorized capital stock of each class of its capital stock, where applicable;

               (c) the issued and outstanding shares of each class of its capital stock or a description of its membership, the names of the record holders thereof, and the number of shares or percentage interest held by each such recordholder; and

               (d) the names and addresses of its current officers, directors or managers.

          3.7  ORGANIZATION OF SUBSIDIARIES.  Each Subsidiary is a corporation
               ----------------------------
or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation; each has all corporate power and authority to carry on its business as now being conducted or as proposed to be conducted and to own and operate its properties and assets. None of the Subsidiaries is licensed or qualified to do business as a foreign corporation or limited liability company in any other jurisdiction and none is required to be so licensed or so qualified. All of the issued and outstanding securities or membership interests of each Subsidiary have been duly authorized and are validly issued. There are no options, warrants or other rights of any kind to acquire any additional shares of capital stock or membership interests of any Subsidiary or securities convertible or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any additional shares or interests, nor is any Subsidiary committed to issue any such option, warrant, right or security, nor are there any outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary, nor is any Subsidiary committed to issue any such rights, except as set forth on Schedule 3.7. All current officers, directors and managers of
             ------------
each Subsidiary have been duly elected or appointed and qualified in accordance with applicable law, their Articles of Incorporation, Operating Agreement and Bylaws, and all applicable agreements, arrangements or understandings relating thereto.

          3.8  NO VIOLATION.  Except as set forth in Schedule 3.8 which lists
               ------------                          ------------
all consents necessary to consummate the transactions contemplated by this Agreement consistent with the representations and warranties contained in this
Section 3.8 (the "Required Consents"), the execution and delivery of this Agreement or the Other Agreements, and the consummation of the transactions contemplated hereby and thereby, do not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Agency (as defined in Section 1) or court to which any of Shareholders, the Company or any Subsidiary is subject or any provision of the Articles of Incorporation, Operating Agreement or Bylaws of the Company or any Subsidiary; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the Articles of Incorporation, Operating Agreement or Bylaws of the Company or any Subsidiary, or any agreement, contract, lease, license, instrument or other arrangement to which any Shareholder, the Company or any Subsidiary is a party or by which such Person (as defined in Section 1) is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). None of Shareholders nor the Company nor any Subsidiary is required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or Governmental Agency in order for the parties to consummate the transactions contemplated by this Agreement or the Other Agreements except to the extent that a filing may be required under the provisions of the HSR Act.

          3.9  FINANCIAL STATEMENTS.  The Company has previously delivered to
               --------------------
4MC:

               3.9.1 the Company's fiscal year 1997 consolidated audited financial statements (excluding the Virtual Office) (the "Audited Financial Statements");

               3.9.2 the Company's reviewed consolidated financial statements with footnotes for the seven month period ended April 30, 1998 (excluding the Virtual Office) (the "Reviewed Financial Statements"); and

               3.9.3 the Company's unaudited closing balance sheet as of July 31, 1998 and the Company's unaudited income statement for the three month period ended July 31, 1998 (excluding the Virtual Office) (the "Unaudited Financial Statements");

(collectively, the "Financial Statements"). The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as indicated in the notes thereto) throughout the periods covered thereby and present fairly the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations and the changes in their financial position for the periods then ended, subject to normal year-end adjustments, to any other adjustments described therein and to the absence of certain notes thereto. With respect to the Reviewed Financial Statements, neither the Company nor any Shareholder is aware of any material modifications that should be made to the Reviewed Financial Statements in order for them to be in conformity with GAAP. To the best of the Company's and the Shareholders' knowledge, the

Unaudited Financial Statements (excluding the Virtual Office) present fairly in all material respects the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations and the changes in their financial position for the periods then ended consistent with prior practice; provided, however, the parties acknowledge and agree that the accrual
          --------  -------
on the Unaudited Financial Statements of any liabilities in connection with the Los Angeles City Business License Tax is not consistent with the Company's prior practice. Since October 1, 1995 through the Closing Date, the books of account of the Company and its Subsidiaries have been maintained in all material respects in accordance with reasonable business practices.

          3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
               ------------------------------------
Schedule 3.10 and except for the transactions contemplated by this Agreement or
------------
the Shareholder Distribution Agreement, since April 30, 1998, there has not been
(i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or the membership interests of the Subsidiaries or any purchase by the Company or the Subsidiaries of any shares of capital stock of the Company or membership interests of the Subsidiaries; (ii) any increase in the compensation (including, without limitation, bonuses and compensatory options), except for distributions made to fund the Shareholders' individual income tax liability in accordance with the Shareholder Distribution Agreement, payable or to become payable by the Company or any Subsidiary to any of its shareholders, directors, or to any employees who received or were entitled to receive compensation during the fiscal year ended 1997 in excess of $125,000;
(iii) any payment by the Company or any Subsidiary of, or agreement by the Company or any Subsidiary to pay, any pension, retirement allowance or other employee benefit to any of its past or present shareholders, directors, officers or employees, except as required by previously existing plans, agreements or arrangements and in accordance with past custom and practice; (iv) any establishment by the Company or any Subsidiary of any additional pension, profit sharing, bonus, incentive, deferred compensation, group insurance, retirement or other employee benefit plan, or of any employment or consulting agreement with or for the benefit of any Person; (v) any sale, assignment or transfer of any of the property, assets or business of the Company or any Subsidiary (except inventory or equipment in the ordinary course of business) or cancellation of any of the debts or claims of the Company or any Subsidiary (except in the ordinary course of business); (vi) any increase in the obligations (whether accrued, absolute, contingent, unliquidated or otherwise) owed by the Company or any Subsidiary, including without limitation, obligations for borrowed money (except arising in the ordinary course of business); (vii) any acceleration of or change in the interest rate applicable to the obligations of the Company or any Subsidiary for borrowed money, other than periodic automatic changes in the interest rate applicable to a variable rate obligation and changes in rate renegotiated at arm's length; (viii) any increase in the obligations of the Company or any Subsidiary for equipment financing and obligations associated therewith (except adjustments arising in the ordinary course of business); (ix) any change or amendment to the Articles of Incorporation, Operating Agreement or Bylaws (or similar governing documents) of the Company or any Subsidiary; (x) any discharge or satisfaction of any lien or payment of any material obligation or liability (fixed or contingent) by the Company or any Subsidiary (except for regular and customary payments (i.e., normal amortization) under the Kaye Notes or the Company's line of credit, equipment financing instruments or long term debt); (xi) any mortgaging, pledging or subjecting to any lien of any assets or properties of the Company or any Subsidiary other than in the ordinary course of business; (xii) any new investment of a capital nature by the Company or any

Subsidiary in any Person other than the Company or such Subsidiary, either by purchase of stock or securities, contribution to capital, property transfer, purchase of property or assets or otherwise; (xiii) any waiver or release of any rights by the Company or any Subsidiary; (xiv) any new loan to, or any new transaction of any other nature with, any shareholder, director, officer or employee of the Company or any Subsidiary in excess of $25,000.00 in the aggregate; (xv) any casualty loss or damage (whether or not such loss or damage is covered by insurance) in excess of $50,000; (xvi) any Material Adverse Change in the business, operations or condition (financial or other) of the Company or any Subsidiary; (xvii) entering into any written or oral contracts that extend beyond the first anniversary hereof or have obligations thereunder in excess of $100,000 annually; (xviii) a breach of any covenant under the Company's and/or any Subsidiary's financial obligations or instruments (e.g., line of credit, bank facility, etc.); (xix) any transaction, other than the transaction described in this Agreement, whether or not covered by the foregoing not in the ordinary course of business with an aggregate liability in excess of $25,000; or
(xx) any commitment by the Company or any Subsidiary to do any of the things specified in clauses (i) through (xix) above, inclusive, which in the aggregate exceeds $25,000.

          3.11 ABSENCE OF UNDISCLOSED LIABILITIES.  Neither the Company nor any
               ----------------------------------
Subsidiary has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise) required to be disclosed by GAAP other than (i) liabilities reflected in the Financial Statements, including the notes thereto, and (ii) liabilities and obligations which have arisen subsequent to the Financial Statements in the ordinary course of business.

          3.12 BROKER'S FEES.  None of Shareholders, the Company or any
               -------------
Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to any transaction contemplated by this Agreement, except for the Shareholders' obligation to pay Barrington Associates for their investment banking fee.

          3.13 ASSETS.  Each of the Company and the Subsidiaries has good and
               ------
marketable title to all of the assets and properties which it purports to own as reflected on the Financial Statements, or thereafter acquired. Each of the Company and the Subsidiaries has a valid leasehold interest in all material properties of which it is the lessee including the personal property leases set forth on Schedule 3.13 which constitute all of the leases (operating or capital)
         -------------
requiring annual payments in excess of $60,000, which are not cancelable at will and which have a term that exceeds six months, to which each of the Company and the Subsidiaries is a party. Each such lease is legal, valid, binding, enforceable and in full force and effect in accordance with its terms. Since April 30, 1998, neither the Company nor any Subsidiary has received notice of any breach or default on the part of any of them with respect to such leases or has breached any such lease; provided, however, that with respect to those
                             --------  -------
leases which relate to the Excluded Debt, since September 30, 1997, neither the Company nor any Subsidiary has received notice of any breach or default on the part of any of them with respect to such leases or has breached any such lease. Since April 30, 1998, there are no defaults or events or circumstances which, with the giving of notice, lapse of time, or both, would constitute a default or breach thereunder. No portion of the assets of the Company or any Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor nor, to the Knowledge (as defined in Section 1) of the Company or any Shareholder, has any such condemnation expropriation or taking been proposed. None of the material assets of the Company or any Subsidiary are subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof. Each of the Company and the Subsidiaries are, and on the Closing Date will be, the rightful and lawful owner, licensee or lessee of all significant items of personal property used by the Company and the Subsidiaries in the conduct of its business. Subject to Section 13.7.4 below, and except as set forth on Schedule 3.13, each piece of personal property with a value in excess of $5,000 located at the business premises of the Company and the Subsidiaries is owned or leased by the Company and the Subsidiaries and is not owned or leased by (a) any employee of the Company or either Subsidiary or
(b) any Shareholder in his individual capacity.

          3.14 INTANGIBLE PERSONAL PROPERTY.
               ----------------------------

               3.14.1  Schedule 3.14 sets forth (i) a complete and correct
                       -------------
list of each patent and patent application and each copyright, copyright application, trademark, trademark application, service mark, service mark application (in any such case, whether registered or to be registered in the United States of America or elsewhere), process, invention, trade secret, trade name, proprietary computer program and proprietary formula, and the customer list for customers doing business with the Company for the twelve (12) month period ending June 30, 1998 (collectively, the "Intangible Personal Property") of the Company and the Subsidiaries, and (ii) a complete and correct list of all material licenses or similar agreements ("Licenses") to which the Company and the Subsidiaries is a party either as a licensee or licensor for each such item of Intangible Personal Property.

               3.14.2  Except as set forth on Schedule 3.14:
                                              -------------

                       3.14.2(a) there are no pending actions or other judicial or adversary proceedings involving the Company or any Subsidiary concerning any item of Intangible Personal Property and, to the Knowledge of any Shareholder, no such action or proceeding is threatened and no claim or other demand has been made or threatened by any person relating to any item of Intangible Personal Property;

                       3.14.2(b) each of the Company and the Subsidiaries have the right and authority to use each item of Intangible Personal Property in connection with the conduct of its businesses in the manner presently conducted and as proposed to be conducted and to convey such right and authority and, to the Knowledge of any Shareholder, such use does not conflict with, infringe upon or violate any patent, trademark, copyright or registration of any other person or entity;

                       3.14.2(c) there are no outstanding or threatened disputes or disagreements with respect to any Licenses; and

                       3.14.2(d) subject to Section 13.7.4 below, the conduct by the Company and its Subsidiaries of their respective businesses does not conflict with the valid patents, trademarks, trade secrets, trade names or copyrights of others.

          3.15 REAL PROPERTY.  Schedule 3.15 lists all real property leased or
               -------------   -------------
subleased to or by the Company and its Subsidiaries. Shareholders have delivered to 4MC true, complete and correct copies of all such leases and subleases of real property. Each such lease and sublease is legal, valid, binding, enforceable and in full force and effect in accordance with its terms. None of Shareholders, the Company or any Subsidiary has received notice of any breach or default on the part of any of them with respect to such leases and subleases or has breached any such lease or sublease and, to the Knowledge of the Company or any Shareholder, there are no defaults or events or circumstances which, with the giving of notice, lapse of time, or both, would constitute a default or breach thereunder. Except as listed on Schedule 3.15, there is no real property
                                       -------------
occupied by the Company which is leased from or owned by any of the Shareholders, nor is there any obligation on the part of the Company to lease or purchase any real property from any of the Shareholders.

          3.16 CONTRACTS.  Schedule 3.16 consists of a true and complete list of
               ---------   -------------
of all Contracts (as defined in Section 1) to which the Company or any of the Subsidiaries is a party or by which any of them is bound (except for Contracts
(i) covered by Section 3.24; (ii) operating leases or short term rental contracts entered into by the Company's Encore Nonlinear Division; or (iii) requiring payments or receipts less than $60,000 per year, and made in the ordinary course of business or terminable by the Company or a Subsidiary on notice of thirty (30) days or less without penalty or the Company or such Subsidiary being liable for damages). All such Contracts are herein referred to as "Material Contracts."

     All of the Material Contracts are legal, valid, binding, and in full force and effect and enforceable in accordance with their terms. Neither the Company nor any Subsidiary nor any other party to any Material Contract has breached any material provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof.

          3.17 LITIGATION.  Except as set forth on Schedule 3.17, there is no
               ----------                          -------------
claim, action, proceeding or investigation pending against or affecting the Company or any Subsidiary before any court, arbitrator or Governmental Agency. Except as set forth in Schedule 3.17, to the Knowledge of any Shareholder, there
                       -------------
is no claim, action, proceeding or investigation threatened against or threat which would affect the Company or any Subsidiary before or by any court, arbitrator or Governmental Agency which could have a Material Adverse Effect on the Company or such Subsidiary, nor is there any basis for any such claim, action, proceeding or investigation. There are no decrees, injunctions or orders of any court, Governmental Agency or arbitration outstanding against the Company or any Subsidiary and, with respect to any action or claim covered by insurance, the Company and each Subsidiary have complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

          3.18 TAX MATTERS.
               -----------

               3.18.1      TAX RETURNS.  Except as stated in Schedule 3.18, all
                           -----------                       -------------
returns and reports of all income and franchise Taxes and declarations of estimated tax and tax reports, and all other Tax Returns required to be filed on or before the date hereof with respect to (i) the Company and each Subsidiary or
(ii) any of their income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates). All information provided in such returns, declarations and reports is true, complete and accurate.

          3.18.2  UNPAID AND POST CLOSING TAXES.   Except as stated in Schedule
                  -----------------------------                        --------
3.18, all Taxes attributable to the Company and each Subsidiary that are or were
----
due and payable (without regard to whether such taxes have been assessed) have been paid. The unpaid Taxes of the Company and each Subsidiary (i) did not as of the end of the immediately preceding month exceed the reserve for Tax liabilities (exclusive of any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet prepared as of such month end (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Except as stated in Schedule
                                                                      --------
3.18, the transactions contemplated by this Agreement, including the
----
transactions contemplated by the Shareholder Distribution Agreement, will not result in the imposition of any Tax on the Company or any Subsidiary.

          3.18.3  AUDITS; SETTLEMENTS.  For all taxable years beginning on or
                  -------------------
after October 1, 1992, the federal income tax returns of the Company and each Subsidiary have not been audited. There is no claim or assessment pending or, to the Knowledge of any Shareholder, threatened against the Company and each Subsidiary for any alleged deficiency in Taxes, and there is no audit or investigation currently being conducted that could cause the Company or any Subsidiary to be liable for any Taxes. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company and each Subsidiary may be liable.

          3.18.4  WITHHOLDING.  The Company and each Subsidiary has withheld
                  -----------
from its employees, customers and any other applicable payees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons).

          3.18.5  TAX RETURNS - AVAILABILITY.  The Shareholders have furnished
                  --------------------------
or made available to 4MC complete and accurate copies of all income and franchise tax returns, and any amendments thereto, filed by the Company and each Subsidiary for the preceding three taxable years.

          3.18.6  TAX SHARING AGREEMENTS.  There is no contract, agreement or
                  ----------------------
intercompany account system in existence under which any of the Company and each Subsidiary has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) determined on a consolidated, combined or unitary basis with respect to an affiliated group or other group of corporations of which any of such Company and each Subsidiary is or was a member.

          3.18.7  ACCOUNTING METHODS.  The Company has for all taxable years
                  ------------------
from July 1, 1990 continuously reported its income to each relevant taxing authority for sales tax, Los Angeles City Business License Tax, and income tax purposes in accordance with the accrual method of accounting (and, where applicable, the percentage of completion method of accounting). The Company or its Subsidiary will not be required to include any amount in income in a Post-Closing Period attributable to any adjustments under section 481 of the Code during a Pre-Closing Period other than as a result of a Subsidiary converting from the cash method to the accrual method of accounting as a result of the transactions contemplated under this Agreement or any such change initiated by 4MC or the Company following the Closing or as required by a change in law.

          3.18.8  FOREIGN TAX LIABILITY.  Except as stated in Schedule 3.18,
                  ---------------------                       -------------
neither the Company nor any Subsidiary has ever been, or is currently, liable to pay any tax to, or file any tax return with, any foreign taxing authority.

          3.18.9  STATE TAX LIABILITY.  Schedule 3.18 accurately discloses in
                  -------------------   -------------
which states the Company and each Subsidiary are required to file state income or franchise tax returns.

          3.18.10 PARTNER STATUS.  Except as listed on Schedule 3.18, neither
                  --------------                       -------------
the Company nor any Subsidiary is a member, owner, partner or venturer in any entity (such as a general partnership, limited partnership, limited liability company or trust) that is taxable as a partnership for any income tax purposes, other than with respect to the Company's interest in the Subsidiaries.

          3.18.11 SUBCHAPTER S STATUS.  The Company has at all times since July
                  -------------------
1, 1990 been, and through the day before the Closing Date will be, taxable as an "S corporation" within the meaning of section 1361(a) of the Code.

     3.19 COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as set forth in Schedule
          ----------------------------------                          --------
3.19, the Company and each Subsidiary have complied and each is complying in all material respects with all Legal Requirements (as defined in Section 1) applicable to the operation of their business in all jurisdictions where their business is conducted or to which they are subject, including, without limitation, all applicable federal and state securities laws, communications laws, civil rights and equal opportunity employment laws and regulations, and all antitrust, anti-monopoly and fair trade practice laws. Without limiting the foregoing, no notice from any Governmental Agency has been received by any Shareholder, the Company or any Subsidiary claiming any violation of any Legal Requirement or requiring any work, construction or expenditure. To the Knowledge of each Shareholder, no Person has asserted that the Company or any Subsidiary is in violation in material respect of any such Legal Requirement.

     3.20 GOVERNMENTAL AUTHORIZATIONS.  The Company and its Subsidiaries are
          ---------------------------
duly licensed with all Governmental Authorizations (as defined in Section 1) required by applicable law for the purpose of conducting their business or owning their properties or both, in each jurisdiction in which they do business or own property or in which such Governmental Authorizations are otherwise required except where the failure to be so qualified or authorized would not in the aggregate have a Material Adverse Effect on the assets, liabilities (whether absolute, contingent or otherwise), results of operations, business or prospects of the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with all Governmental Authorizations. Schedule 3.20 sets forth a list
                                                -------------
of all such Governmental Authorizations and the expiration dates thereof. There are no proceedings pending or, to the Knowledge of the Company or any Shareholder, threatened to revoke or terminate any such Governmental Authorizations.

     3.21 ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.21:
          ---------------------                          -------------

          3.21.1 To the Knowledge of each Shareholder, the Company and its Subsidiaries have obtained all material environmental permits required for the proper management and operation of their business and all such environmental permits are in good standing, and the Company and its Subsidiaries are materially in compliance with the terms and conditions of such environmental permits;

          3.21.2 To the Knowledge of each Shareholder, the Company and its Subsidiaries are each in all material respects in full compliance with all Environmental Laws;

          3.21.3 To the Knowledge of each Shareholder, no portion of any premises leased by the Company or any Subsidiary or any other property previously owned or leased by the Company or any Subsidiary has been designated, listed or identified in any manner by the EPA (as defined in Section 1) or any other Governmental Agency as a federal or State of California Superfund site;

          3.21.4 To the Knowledge of each Shareholder, neither the Company nor any Subsidiary has received at any time prior to the date hereof a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other Governmental Agency, authorized pursuant to an Environmental Law, concerning any intentional or unintentional action or omission by the Company or any Subsidiary constituting a violation or potential violation of any Environmental Law including, without limitation, violations relating to the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of any Hazardous Materials (as defined in Section 1) into the environment resulting in damage thereto or to the wildlife, biota and other natural resources; and

          3.21.5 To the Knowledge of each Shareholder, none of Shareholders, the Company or any Subsidiary has received at any time prior to the date hereof any summons, citation, notice, directive, letter or other communication, written or oral, of any potential claim or claim under any Environmental Law including, without limitation, any notification as a potentially responsible party with respect to any federal or State of California Superfund site.

     3.22 INSURANCE.  The Company and each Subsidiary are covered by insurance
          ---------
policies, or renewals thereof, as identified and described in Schedule 3.22
                                                              -------------
which set forth the carrier, premium, coverage, deductible amount and expiration date. There is no liability under any insurance policy in the nature of a retroactive rate adjustment, except for applicable workers compensation adjustments, or loss sharing or similar arrangement except as set forth on
Schedule 3.22.  Schedule 3.22 is a complete and correct list of all insurance
-------------   -------------
with respect to which the policy
period has expired, but for which certain of the coverage years are still subject to audit or retrospective adjustment by the carrier, and accurately sets forth such coverage years and the coverages, deductible amounts, carriers and expiration dates thereof. Except as set forth in Schedule 3.22, no notice or
                                                 -------------
other communication has been received by the Company or any Subsidiary from any insurance company from February 1, 1997 to the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies and, to the Knowledge of the Company or any Shareholder, no such cancellation, amendment or increase of premiums is threatened. Such policies are sufficient for compliance with (i) all requirements of law and (ii) all Contracts to which the Company or any Subsidiary is a party. Except as set forth in Schedule 3.22, neither the Company
                                              -------------
nor any Subsidiary has been refused any insurance with respect to their assets or operations, and their coverage has not been limited by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance, during the last three (3) years. Except as set forth on
Schedule 3.22 hereto, there are no pending or threatened claims under any
-------------
insurance policy.

     3.23 CONDITION OF ASSETS.  Except as set forth in Schedule 3.23, and
          -------------------                          -------------
excluding any property for which liens have been filed securing the leases listed on Schedule 3.13 or Schedule 3.28, the equipment, fixtures and other tangible property of the Company and its Subsidiaries having a value in excess of Ten Thousand Dollars ($10,000) are free and clear of all Encumbrances (other than landlord's liens under presently existing leases), and are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted.

          3.24 LABOR AND EMPLOYMENT AGREEMENTS.
               -------------------------------

               3.24.1    Schedule 3.24 sets forth a complete and correct list of
                         -------------
the following, whether written or oral:

               3.24.1(a) each collective bargaining agreement, if any, and other labor or employment agreement, if any, to which the Company or any Subsidiary is a party or by which any is bound, in any case relating to an amount in excess of $100,000;

               3.24.1(b) each profit sharing, deferred compensation, bonus, severance, pension, change of control, retainer, retirement, health, welfare or incentive plan or agreement to which the Company or any Subsidiary is a party or by which any is or may be bound;

               3.24.1(c) each plan or agreement under which "fringe benefits" (including, without limitation, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs and related or similar benefits) are afforded to employees of the Company or any Subsidiary;

               3.24.1(d) each informal arrangement or understanding for the payment of post-retirement benefits; and

               3.24.1(e) the name and the terms of employment or engagement of each employee or agent of or consultant to the Company or any Subsidiary who since September 30, 1997 was or is being paid $100,000 or more per year or $8,000 or more per month.

     3.24.2  To the Knowledge of any Shareholder, and except as set forth on
Schedule 3.24, (a) no organization effort, and no sex discrimination, racial
-------------
discrimination, age discrimination or other employment-related allegation, claim, suit or proceeding is pending with respect to the employees of the Company or any Subsidiary, (b) no such effort, allegation, claim, suit or proceeding has been made with respect to the employees of the Company or any Subsidiary in the twelve month period prior to the date of this Agreement, excluding any such efforts, allegations, claims, suits or proceedings which have been extinguished or finally settled and funded, and (c) there is no reasonable basis for any such allegation, claim, suit or proceeding.

     3.24.3 As of the Closing Date, all reasonably anticipated material obligations of the Company or any Subsidiary, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, advances, salaries, bonuses, vacation pay and other forms of compensation payable to the employees or agents of the Company or any Subsidiary in respect of the services rendered by any of them on or prior to the date of the Financial Statements have been paid or adequate accruals therefor have been made in the consolidated books and records (excluding the Virtual Office) of the Company or such Subsidiary and in the Financial Statements as required by GAAP. All such material obligations in respect of services rendered on or prior to the date hereof have been paid as of the date hereof or adequate accruals therefor have been made. All accrued material obligations of the Company or any Subsidiary applicable to its employees, whether arising by operation of Legal Requirement, Contract, past custom or otherwise, for payments to trusts or other funds or to any Governmental Agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees, with respect to employment of said employees through the date of the Financial Statements have been paid or adequate accruals therefor have been made on the consolidated books and records (excluding the Virtual Office) of the Company and its Subsidiaries and in the Financial Statements. All such material obligations with respect to employment of employees through the date hereof, have been paid as of the date hereof or adequate accruals therefor have been made.

          3.24.4  Except as otherwise indicated on Schedule 3.24, all employees
                                                   -------------
of the Company and its Subsidiaries are "at will" employees.

     3.25 EMPLOYEE BENEFIT PLANS; ERISA.  Schedule 3.25 lists each Employee
          -----------------------------   -------------
Benefit Plan that the Company and its Subsidiaries maintain or to which the Company or any Subsidiary contributes. No such Employee Benefit Plan is a Multiemployer Plan. For purposes of this Section 3.25, "Employee Benefit Plan," "Multiemployer Plan" and "Employee Pension Benefit Plan" shall have the meanings given such terms under ERISA.

          3.25.1 Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA (as defined in Section 1) and the Code; provided, however, that with respect to the
      --------  -------

Employee Pension Benefit Plans, to the extent of a failure to comply in form or operation, if any, such failure may be corrected under one of the programs contained in the Employee Plans Remedial Correction System (as defined in Rev. Proc. 98-22) at a cost of not more than Five Thousand Dollars ($5,000).

          3.25.2 All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid (or accrued as a liability on the books of the Company if such contribution is currently due) to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          3.25.3 Each such Employee Benefit Plan which is an Employee Pension Benefit Plan (if any) intended to meet the requirements of Code Section 401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets such requirements.

          3.25.4 Each such Employee Benefit Plan which is an Employee Pension Benefit Plan is a defined contribution plan.

          3.25.5 With respect to each such Employee Benefit Plan covering United States employees, to the extent applicable, Shareholders have delivered to 4MC true, complete and correct copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement such Employee Benefit Plan.

          3.25.6 None of the Company, any Subsidiary or any fiduciary (as described in Section 3(21)(A) of ERISA) of any such Employee Benefit Plan has engaged in any transaction (involving any such plan) that is a violation of any provision of ERISA, the Code or other applicable law which, if discovered, could subject the Company or such Subsidiary or any such fiduciary to any tax, penalty or liability under any provision of ERISA or the Code.

     3.26 BUSINESS LOCATIONS.  The Company and its Subsidiaries have no
          ------------------
executive offices or places of business except as otherwise set forth on
Schedule 3.26.
-------------

     3.27 ACCOUNTS RECEIVABLE.  Except as set forth on Schedule 3.27, all
          -------------------                          -------------
accounts receivable net of allowances reflected on the balance sheet as of the Closing Date included in the Financial Statements and all accounts receivable which have arisen since the date of such statements arose from bona fide transactions in the ordinary course of business with unaffiliated third parties and otherwise represent valid receivables in accordance with GAAP and are legally binding obligations of the persons owing said amounts. No such account receivable is subject to any right of set-off in excess of the reserves set aside to cover bad debt or receivables not collectable by the Company or any of its Subsidiaries.

     3.28 EQUIPMENT FINANCING.
          -------------------

          3.28.1  Except for operating leases identified on Schedule 3.28, the
                                                            -------------
Company and its Subsidiaries are not a party to or obligated under any operating leases for post production equipment.

          3.28.2 The amount of any purchase option or buy-out at the natural expiration of any equipment financing instrument (e.g., operating or capital lease) to which the Company or its Subsidiaries is a party does not exceed One Hundred and One Dollars ($101.00).

          3.28.3 All sales taxes associated with equipment purchased or financed by the Company or its Subsidiaries have been paid in full.

          3.28.4 All sums which are due and payable under the Company's respective equipment leases or financing instruments shall be paid current as of the Closing Date.

     3.29 EXCLUDED DEBT.  As of the Closing Date, the Excluded Debt shall not
          -------------
exceed One Million Dollars ($1,000,000).

     3.30 LINE OF CREDIT.
          --------------

          3.30.1 From June 22, 1998 to August 25, 1998, the Company has not taken any actions to reduce the indebtedness under the Line of Credit in anticipation of the Calculation Date, which actions the Company would not have taken but for the pendency of the calculations contemplated in Section 2.2.3 above, including but not limited to any reduction in the indebtedness under the Line of Credit outside of the ordinary and regular course of the Company's business consistently applied.

          3.30.2 From August 25, 1998, the Company has not reduced the indebtedness under the Line of Credit.

     3.31 CONDUCT OF BUSINESS.  From May 7, 1998 through the date of this
          -------------------
Agreement, and except as otherwise contemplated or permitted by this Agreement or as consented to by 4MC in writing, the Company's business has been conducted in accordance with the standards articulated in Section 5.1.1 below.

     3.32 NO OMISSIONS OR UNTRUE STATEMENTS.  No representation or warranty made
          ---------------------------------
by the Company or the Shareholders to 4MC in this Agreement, in the Schedules or in any certificate required to be delivered to 4MC pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     3.33 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.  Except as otherwise
          ---------------------------------------------
set forth in this Agreement and the Exhibits and Schedules thereto, the Company and the Shareholders make no representations or warranties as to the businesses of the Company and its Subsidiaries, including the credit characteristics of the equipment lease financing, the credit facilities, the insurance policies, the physical condition of the real property or the personal property, or the usefulness or quality of the Intangible Personal Property, all of which is being indirectly transferred to 4MC by virtue of the transfer of the Stock, "AS IS", "WHERE IS" and with all defects at the Closing Date. Without limiting the generality of the foregoing, neither the Company nor the Shareholders make any representation or warranty to 4MC with respect to (a) any projections, estimates or budgets heretofore delivered or made available to 4MC of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries; or (b) any other information or documents made available to 4MC or its counsel, accountants or advisors with respect to the Company and its Subsidiaries or the business or operations of the Company and its Subsidiaries, except as expressly covered by a representation and warranty contained in Sections 3.1 through 3.32 above.

     4.   REPRESENTATIONS AND WARRANTIES OF 4MC
          -------------------------------------

          4MC represents and warrants to the Shareholders as follows as of the date hereof and as of the Closing Date:

          4.1  ORGANIZATION AND STANDING OF 4MC.  4MC is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own or lease its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary.

          4.2  AUTHORITY; BINDING AGREEMENT.  4MC has full corporate power and
               ----------------------------
authority to execute, deliver and perform this Agreement and all other agreements, instruments and certificates entered into, or delivered in connection with this Agreement. The Board of Directors of 4MC has determined that this Agreement is fair to and in the best interests of their stockholders and have approved, adopted and authorized the delivery and execution of this Agreement. This Agreement constitutes, and all other agreements contemplated hereby shall constitute, when executed by each of the respective parties and delivered to 4MC, the legal, valid and binding obligation of 4MC, enforceable in accordance with their respective terms.

          4.3  NO VIOLATION.  Except as set forth in Schedule 4.3 which lists
               ------------                          ------------
all consents necessary to consummate the transactions contemplated by this Agreement consistent with the representations and warranties contained in this
Section 4.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Agency (as defined in Section 1) or court to which 4MC is subject or any provision of the Articles of Incorporation or Bylaws of 4MC; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the Articles of Incorporation or Bylaws of 4MC, or any agreement, contract, lease, license, instrument or other arrangement to which 4MC is a party or by which 4MC is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). 4MC is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or Governmental Agency in order for the parties to consummate the transactions contemplated by this Agreement except to the extent that a filing may be required under the provisions of the HSR Act (as defined in Section 1).

     4.4  CAPITALIZATION.  The entire authorized capital stock of 4MC consists
          --------------
of fifty million (50,000,000) shares of Common Stock, par value $.01 and five million (5,000,000) shares of Preferred Stock. As of the date of this Agreement, nine million eight hundred seventy-six thousand seven hundred seventy (9,876,770) shares of Common Stock of 4MC, and one hundred fifty thousand (150,000) shares of Preferred Stock of 4MC, were issued and outstanding. All of such shares issued and outstanding of Common Stock, and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights, or any other rights, of any Person. The shares evidencing the Stock Consideration to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable. Except for options to purchase shares issued pursuant to various 4MC option or stock plans or as set forth in 4MC's SEC Reports (as defined in Section 4.6 below) as of the date of this Agreement there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, conversion rights, option or other agreements of any kind relating to any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of 4MC and there are no authorized or outstanding securities convertible into, or exchangeable for, any such capital stock or other security of 4MC, as the case may be.

     4.5  GOVERNMENTAL APPROVAL; CONSENTS.  Except for the reports required to
          -------------------------------
be filed in the future by 4MC as a mandatory reporting company under Exchange Act and under the Securities Act with the SEC or any national securities exchange, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by 4MC with any Governmental Agency, domestic or foreign, federal, state or local, is required in connection with 4MC's execution, delivery and performance of this Agreement. Except for consents of certain parties as set forth on Schedule 4.3, no consents
                                                       ------------
of any other Person are required to be received by or on the part of 4MC to enable 4MC to enter into and carry out this Agreement.

     4.6  4MC'S SEC REPORTS.  4MC has filed all reports, registrations and other
          -----------------
documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). As of their respective dates, 4MC's SEC Reports complied in all respects with the requirements of the Exchange Act or the Securities Act, and none of the SEC Reports contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports or in Schedule 4.12, there is
                                                         -------------
no litigation pending or, to the Knowledge of 4MC, threatened against 4MC or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or otherwise relating to 4MC, any of its subsidiaries or the securities of any of them, or any property or rights of 4MC or any of its subsidiaries. In addition, no event has occurred as a consequence of which 4MC or any of its subsidiaries, or to the Knowledge of 4MC, would be required to file a current report on Form 8-K or Form 13-D, 13-G, 3 or 4, pursuant to the requirements of the Exchange Act and the rules thereunder (as distinct from an optional filing) other than those events with respect to which such a report has not been timely filed with the SEC.

     4.7  COMPLIANCE WITH LEGAL REQUIREMENTS AND REGULATIONS.  4MC has complied
          --------------------------------------------------
and is presently complying with all Legal Requirements applicable to the operation of its business in all jurisdictions where the business of 4MC is conducted or to which 4MC is subject. Without limiting the foregoing, no written notice from any Governmental Agency has been received by 4MC since January 1, 1997 claiming any violation of the Legal Requirements or requiring any work, construction or expenditure.

     4.8  GOVERNMENTAL LICENSES AND PERMITS.  4MC is duly licensed and in
          ---------------------------------
compliance with all Governmental Authorizations required by applicable law for the purpose of conducting its business or owning its properties or both, in each jurisdiction in which it does business or owns property or in which such Governmental Authorization are otherwise required. There are no proceedings pending or, to 4MC's Knowledge, threatened to revoke or terminate any such Governmental Authorizations.

     4.9  NO OMISSION OR UNTRUE STATEMENT.  No representation or warranty made
          -------------------------------
by 4MC to the Shareholders in this Agreement, in any Schedule or in any certificate of a 4MC officer required to be delivered to the Shareholders pursuant to the terms of this Agreement contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date in light of the circumstances under which such statements are made.

     4.10 NO ADVERSE ACTIONS.  As of the date of this Agreement, there is no
          ------------------
existing, pending or, to the Knowledge of 4MC, threatened action by the SEC or any termination, cancellation, limitation, modification or change in the business relationship of 4MC or any of its subsidiaries, with any supplier, customer or other Person.

     4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in Schedule
          ------------------------------------                          --------
4.11, since June 17, 1998, there has not occurred nor has any fact or
----
circumstance arisen which may lead to:

          4.11.1 any alteration in the manner of keeping the books, accounts or records of 4MC, or in the accounting practices therein reflected;

          4.11.2 any declaration or payment or any dividends or distributions by 4MC, any acquisition or redemption by 4MC of any of its equity securities, or any loan by 4MC to any of its security holders or any other Person;

          4.11.3 any damage or destruction to, or loss of, any assets or property owned, leased or used by 4MC (whether or not covered by insurance);

          4.11.4 any adverse federal, state, local or foreign legislative or regulatory change affecting the operations, business or prospects of 4MC; or

          4.11.5 any claim, action or proceeding threatened, pending or in progress brought by any shareholder, underwriter, or promoter of 4MC.

          4.11.6 any adverse actions threatened, pending or in progress brought by the NASD, NASDAQ or other public exchanges, SEC or other Person or which may have the effect of impairing 4MC from conducting or continuing to conduct its business and operations as a public traded company, including, but not limited to, the withholding or delay of registration filings, notices of delisting, and failure to meet listing requirements.

          4.11.7 any agreement to do any of the things described in the preceding subsections (1)-(6) of this Section 4.11, or which would cause 4MC's representations and warranties not to be true and correct in all material respects on the Closing Date as if made on and as of such date.

     4.12 LITIGATION.  Except as set forth on Schedule 4.12, there is no claim,
          ----------                          -------------
action, proceeding or investigation pending against or affecting 4MC before any court, arbitrator or Governmental Agency. Except as set forth in Schedule 4.12,
                                                                  -------------
to the Knowledge of 4MC, there is no claim, action, proceeding or investigation threatened against or threat which would affect 4MC before or by any court, arbitrator or Governmental Agency which could have a Material Adverse Effect on 4MC, nor is there any basis for any such claim, action, proceeding or investigation. There are no decrees, injunctions or orders of any court, Governmental Agency or arbitration outstanding against 4MC and, with respect to any action or claim covered by insurance, 4MC has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

     4.13 COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as set forth in Schedule
          ----------------------------------                          --------
4.13, 4MC has complied and is complying in all material respects with all Legal
----
Requirements applicable to the operation of its business in all jurisdictions where its business is conducted or to which it is subject.

     4.14 LABOR.  Except as set forth in Schedule 4.14, no material union
          -----                          -------------
organization effort has been made in the last twelve (12) months with respect to 4MC, and no sex discrimination, racial discrimination, age discrimination or other employment-related suit or proceeding is pending, or to 4MC's Knowledge, threatened with respect to the employees of 4MC.

     4.15 FINANCIAL STATEMENTS.  4MC's audited and unaudited financial
          --------------------
statements contained in its SEC Reports (as defined in Section 4.6 above) (the "4MC Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as indicated in the notes thereto) throughout the periods covered thereby and present fairly the financial position of 4MC at the dates thereof and the results of its operations and the changes in its financial position for the periods then ended, subject, with respect only to unaudited financial statements, to normal year-end adjustments, to any other adjustments described therein and to the absence of certain notes thereto. The books of account of 4MC have been maintained in all material respects in accordance with sound business practices.

     4.16 ABSENCE OF UNDISCLOSED LIABILITIES.  4MC has no obligation or
          ----------------------------------
liability (whether accrued, absolute, contingent, unliquidated or otherwise) required to be disclosed by GAAP other than (i) liabilities reflected in the 4MC Financial Statements, including the notes thereto, and (ii) liabilities and obligations which have arisen subsequent to the 4MC Financial Statements in the ordinary course of business.

     4.17 BROKER'S FEES.  4MC has no liability or obligation to pay any fees or
          -------------
commissions to any broker, finder or agent with respect to any transaction contemplated by this Agreement.

     4.18 INTANGIBLE PERSONAL PROPERTY.
          ----------------------------

          4.18.1  Schedule 4.18 sets forth (i) a complete and correct list of
                  -------------
each patent and patent application and each copyright, copyright application, trademark, trademark application, service mark, service mark application (in any such case, whether registered or to be registered in the United States of America or elsewhere), process, invention, trade secret, trade name, computer program, formula and customer list (collectively, the "4MC Intangible Personal Property") of 4MC and its subsidiaries, and (ii) a complete and correct list of all material licenses or similar agreements ("4MC Licenses") to which 4MC or any subsidiary is a party either as a licensee or licensor for each such item of 4MC Intangible Personal Property.

          4.18.2  Except as set forth on Schedule 4.18:
                                         -------------

                  4.18.2(a) there are no pending actions or other judicial or adversary proceedings involving 4MC or its subsidiaries concerning any item of 4MC Intangible Personal Property and, to the Knowledge of 4MC, no such action or proceeding is threatened and no claim or other demand has been made or threatened by any person relating to any item of 4MC Intangible Personal Property;

                  4.18.2(b) 4MC and its subsidiaries have the right and authority to use each item of 4MC Intangible Personal Property in connection with the conduct of their businesses in the manner presently conducted and as proposed to be conducted and to convey such right and authority, and such use does not conflict with, infringe upon or violate any patent, trademark, copyright or registration of any other person or entity ;

                  4.18.2(c) there are no outstanding or threatened disputes or disagreements with respect to any 4MC Licenses; and

                  4.18.2(d) the conduct by 4MC of its business does not conflict with the valid patents, trademarks, trade secrets, trade names or copyrights of others.

           4.19 TAX RETURNS.  All returns and reports of all income and
                -----------
franchise Taxes and declarations of estimated tax and tax reports, and all other Tax Returns required to be filed on or before the date hereof with respect to 4MC or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates). All information provided in such returns, declarations and reports is true, complete and accurate.

          4.20 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.  Except as
               ---------------------------------------------
otherwise setforth in this Agreement and the Exhibits and Schedules thereto, 4MC makes no representations or warranties as to the businesses of 4MC. Without limiting the generality of the foregoing, 4MC makes no representation or warranty to the Shareholders with respect to (a) any projections, estimates or budgets heretofore delivered or made available to the Company or the Shareholders of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of 4MC or any of its Affiliates; or (b) any other information or documents made available to the Company or the Shareholders, its counsel, accountants or advisors with respect to 4MC and its Affiliates or the business or operations of 4MC and its Affiliates, except as expressly covered by a representation and warranty contained in Sections 4.1 through 4.19 above.

     5.   COVENANTS AND AGREEMENTS OF SHAREHOLDERS AND THE COMPANY.
          --------------------------------------------------------

          5.1  CONDUCT OF BUSINESS.  The Company and the Shareholders covenant
               -------------------
and agree that from the date hereof through the Closing Date and except as otherwise contemplated or permitted by this Agreement or as consented to by 4MC in writing:

               5.1.1 The business of the Company and its Subsidiaries shall be conducted in the ordinary and regular course and their assets shall be preserved intact and shall not be disposed of without the prior written consent of 4MC. Except as provided in the Shareholder Distribution Agreement there shall be no distributions or bonuses to any Shareholders, officers, directors or managers of the Company and the Subsidiaries. There shall be no paydown or reduction of long term debt, including the Kaye Notes, outside of normal amortization schedules. The Company and its Subsidiaries shall continue to pay accounts payable in accordance with past custom and practice for the previous twelve month period and shall not attempt to accelerate the collection of accounts receivable or liquidate fixed or intangible assets outside of the normal course of business, nor shall the Company nor its Subsidiaries incur any liabilities or accrue any expenses outside of the normal course of business; provided, however,
                                                              --------  -------
that the Company may pay legal, accounting, and related expenses of the Company or the Shareholders (other than investment banking fees) of up to Four Hundred Thousand Dollars ($400,000) incurred in and as a result of and in preparation for the transactions contemplated by this Agreement. Any amount in excess of $400,000 for such expenses (and all Company or Shareholder investment banking fees) shall be paid by the Shareholders. The parties agree and acknowledge that the $400,000, or any portion thereof actually expended, shall be treated as a corporate deduction as provided in the Shareholder Distribution Agreement.

          5.1.2 The Company and its Subsidiaries will use their best efforts to preserve intact their business organizations, the services of their present employees and the good will of their suppliers, customers and others having business relations with them.

          5.1.3 The Company's and its Subsidiaries' assets and properties will be in as good condition and repair on the Closing as they are at the date hereof, subject only to ordinary wear.

          5.1.4 Neither the Company nor any Subsidiary shall do any of the things specified in clauses (i) through (xx), inclusive, of Section 3.10 above.

          5.1.5 Neither the Company nor any Subsidiary will materially default under, or become materially in breach of, any term or provision of, or suffer or permit to exist any condition or event which, after notice or lapse of time or both, would constitute a material default under any contract, agreement, lease, license, commitment, instrument or obligation or which would make the representations and warranties of the Company or the Shareholders hereunder untrue at Closing and shall affirmatively operate the business of the Company and its Subsidiaries so that such representations and warranties will be true at Closing.

     5.2  ACCESS BY 4MC.  The Company and Shareholders covenant that between the
          -------------
date hereof and the Closing Date, the Company and its Subsidiaries shall afford to 4MC and to 4MC's counsel, accountants and other representatives full access, during normal business hours, throughout such period, (i) to all of the books, Contracts and records of the Company and its Subsidiaries and shall furnish 4MC during such period with all information concerning the Company and its Subsidiaries that 4MC may reasonably request and (ii) to the properties of the Company and its Subsidiaries in order to conduct inspections at 4MC's expense to determine that the Company and its Subsidiaries are operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that the Company and its Subsidiaries' assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by 4MC shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. The parties and their employees, consultants, agents and others exposed to such information will hold any such information which is nonpublic in strict confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party or is required to be disclosed pursuant to applicable law. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return all nonpublic documents provided by any other party and any copies, extracts or other reproductions in whole or in part of such documents. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by each party based on the information in such material shall be destroyed (and each party shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to the other party by an authorized officer supervising such destruction.

     5.3  COOPERATION.  Subject to the terms and conditions of this Agreement,
          -----------
the Company and Shareholders shall use their best efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using reasonable efforts necessary or appropriate to obtain waivers, consents and approvals to this Agreement and the transactions contemplated hereby, to effect all necessary registrations and filings, including filings under the HSR Act, and to lift any injunctions or other legal bar to the transactions contemplated hereby (and, in each case, to proceed with the transactions as expeditiously as possible). Without limiting the foregoing, the Shareholders and the Company agree to cooperate in any reasonable manner with 4MC in connection with obtaining or consummating financing of the Purchase Price and in connection therewith, at the request of 4MC, the Company and the Subsidiaries shall (i) execute and deliver loan and/or security agreements which at the Closing shall obligate the full credit of the Company and the Subsidiaries and which shall be secured by all of the assets of the Company and the Subsidiaries, (ii) provide for all necessary documentation (pay-off demands, etc.) and (iii) arrange for the pay-off of all Debt (with the exception of Excluded Debt) at the Closing, provided that the Shareholders are reasonably assured that such agreements shall be fully discharged in the event the Closing is not consummated.

     5.4  LINE OF CREDIT.  From the date of this Agreement through the
          --------------
Calculation Date, the Company shall not reduce the indebtedness under the Line of Credit.

     5.5  CASH RESERVES. From the date of this Agreement through the Closing
          -------------
Date, the Company shall not deplete cash reserves outside of the ordinary and regular course of the Company's business. The Company shall not withdraw or commit to withdraw those funds of the Company held in account number 0002034921 at Santa Monica Bank in the approximate amount of $150,000.

     5.6  AUDITED FINANCIAL STATEMENTS.  Prior to the Closing Date, the
          ----------------------------
Shareholders shall deliver to 4MC the Company's fiscal year 1996 consolidated audited financial statements (excluding the Virtual Office) (the "1996 Audited Financial Statements"), together with a representation and warranty stating that the 1996 Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as indicated in the notes thereto) throughout the periods covered thereby and present fairly the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations and the changes in their financial position for the periods then ended, subject to normal year-end adjustments, to any other adjustments described therein and to the absence of certain notes thereto. Said representation and warranty shall be deemed to be made as of the date of the delivery under this Agreement and shall be subject to the terms and conditions hereof.

     5.7  PAYROLL.  As of the Closing Date, the Company shall have transferred
          -------
to the Company's payroll banking account funds in an amount equal to all accrued payroll expense (excluding overtime) through the end of the day immediately preceding the Closing Date. For purposes of calculating the Purchase Price Adjustment, the parties agree that the Company shall have no obligation under this Agreement to pay any bonuses, accrued or otherwise, arising in the ordinary course of business that are not required to be paid within the payroll period.

          5.8  ACCOUNTS PAYABLE.  As of September 4, 1998, all outstanding
               ----------------
accounts payable of the Company which otherwise would have been paid in the ordinary and regular course of the Company's business consistently applied shall have been paid by the Company on or before said date.

     6.  COVENANTS OF 4MC.
         ----------------

         6.1  INSURANCE.  For at least twenty-four (24) months after the Closing
              ---------
Date, 4MC shall purchase commercially reasonable amounts of director and officer insurance, employment practices liability insurance (which coverage may be provided by an endorsement to 4MC's director and officer policy) and fiduciary liability coverage, insuring the then current and former directors and officers of the Company.

          6.2  LARZ CREDIT RECAPTURE.  If, following the Closing, the Company,
               ---------------------
any Subsidiary or any affiliate of 4MC disposes of, moves, transfers or takes any other action with respect to any assets owned by the Company or such Subsidiary as of the Closing with respect to which "Los Angeles Revitalization Zone" credits ("LARZ Credits") have been (or, with respect to the current taxable year, will be) claimed, 4MC and the Company shall indemnify and hold the Shareholders harmless from any Tax liability resulting from the recapture of all or any portion of such LARZ Credits.

          6.3  481 PAYMENT.  4MC shall pay promptly and in full any amounts
               -----------
associated with any adjustments with respect to the Subsidiaries under section 481 of the Code as and when such sums become due and payable. 4MC shall prepare its corporate tax returns in a manner consistent with the 481 Adjustment computation as agreed to in the post closing adjustment performed by Coopers pursuant to Section 2.2.4 above.

          6.4  SPECIAL PROVISION FOR CERTAIN COMPENSATION-RELATED PAYMENTS.  At
               -----------------------------------------------------------
the Closing:

               6.4.1 There shall be withheld from the Purchase Price payable to all Shareholders, pro rata in accordance with the percentages specified on Exhibit A, and without duplication, cash equal to the amount of the employer
---------
portion of payroll taxes attributable to (i) compensation arising from the exercise of options by Robert Solomon pursuant to that Option and Bonus Agreement dated February 1, 1997 by and between Robert Solomon and the Company, and the vesting of the shares acquired thereby (the amount of such compensation shall be deemed to equal Mr. Solomon's share of the proceeds received from the sale of his shares of common stock in the Company hereby), and (ii) any bonuses payable by the Company that are associated with the consummation of the transaction contemplated hereby, including without limitation any bonus payable to Bruce K. Long pursuant to the Employment Agreement dated August 1, 1997 between Bruce K. Long and the Company. Amounts withheld from the Purchase Price pursuant to this Section 6.4.1 shall be applied against and reduce the Majority Shareholders' indemnification obligation with respect to such Taxes under
Section 11.2. 4MC shall cause such amounts to be paid on a timely basis to the appropriate governmental authorities.

          6.4.2 There shall be withheld from the portion of Purchase Price payable to Robert Solomon cash equal to the amount of the federal and state income tax withholding (at the supplemental rates of 28% and 6%, respectively) and employee portion of Medicare tax withholding attributable to the compensation paid to Mr. Solomon described in clause (i) of Section 6.4.1. Such amounts shall be paid by 4MC to the Company, and 4MC shall cause such amounts to be deposited with the appropriate governmental authorities on a timely basis.

          6.4.3 Federal and state withholding taxes applicable to amounts described in clause (ii) of Section 6.4.1 shall be withheld from the gross amounts payable to the employees of the Company. 4MC shall cause such amounts to be deposited with the appropriate governmental authorities on a timely basis.

     7.  COVENANTS NOT TO COMPETE.
         ------------------------

         7.1  COVENANTS.
              ---------

              7.1.1 Each Shareholder severally covenants for himself only that from and after the Closing Date, he will not reveal, divulge or make known to any person, firm or corporation (other than 4MC) any trade secrets or confidential information relating to the business of the Company or any Subsidiary. As used herein, "Confidential Information" shall mean any and all business or financial information, financial statements, cost and expense information, employment contracts, pricing and discount information, production data, trade secrets, secret or proprietary processes and formulae, technology, marketing and customer data (including but not limited to identity of customers and customer lists), and such other information as may be supplied, delivered or disclosed, now, previously or hereafter, by 4MC, the Company or any Subsidiary that has not been previously disclosed to the public and is not ascertainable from public or published information or trade sources. No portion of the Purchase Price shall be allocated to the covenants contained in this Section 7.

              7.1.2 Each Majority Shareholder severally covenants for himself only that for the shorter of (a) five years from the Closing Date or (b) two years from the date upon which such Majority Shareholder terminates his employment with the Company, 4MC or any affiliate due to a breach by the Company, 4MC or any affiliate of the employment agreement with such Majority Shareholder, such Majority Shareholder shall not directly or indirectly, for himself or as agent of or on behalf of or in conjunction with any person, corporation or other entity, or as partner of any partnership, or as shareholder or member of any corporation or other entity, compete with 4MC, the Company or any Subsidiary, or with any parent, subsidiary, affiliate or related company of 4MC, or with any successor of 4MC (collectively the "4MC Group"), or engage in any aspect of such business, nor will he permit any person or entity in which he is financially interested or has assisted financially, or in which he is owner or agent, so to compete or so to engage in such business. The applicable business for purposes of this Section shall mean the business presently operated by the Company or by any Subsidiary, including any extensions or derivations thereof implemented by the 4MC Group.

          7.2  REMEDIES.  The Company and Shareholders agree that the remedy at
               --------
law for any breach or threatened breach of the covenants set forth in this
Section 7 will be inadequate and that any breach or attempted breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain and, therefore, they agree and consent that in the event of any breach or threatened breach of any of said covenants by them, in addition to any and all other legal and equitable remedies which may be available, 4MC and any successor or assign may obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under the applicable statutes and rules of procedure, a temporary restraining order may be granted immediately on commencement of any such suit and without notice.

          7.3  SEVERABILITY.  Each and every covenant, provision, term and
               ------------
clause contained in this Section 7 is severable from the others and each such covenant, provision, term and clause shall be valid and effective notwithstanding the invalidity or unenforceability of any other such covenant, provision, term or clause. The parties expressly agree that the court or arbitrator shall modify any such unenforceable or invalid provision in a manner that will preserve the intent of this Section 7 to the greatest extent possible.

     8.   CLOSING.
          -------

          8.1  CLOSING DATE.  The closing ("Closing") of the transactions
               ------------
covered by this Agreement shall occur at the offices of Greenberg Glusker Fields Claman & Machtinger LLP, 1900 Avenue of the Stars, Suite 2100, Los Angeles, California 90067, on September 11, 1998 or upon such other date as the parties may mutually agree upon (the "Closing Date").

          8.2  SHAREHOLDERS' CLOSING DELIVERIES.  At the Closing, the Company
               --------------------------------
and Shareholders shall deliver or cause to be delivered to 4MC:

               8.2.1 certificates representing all the issued and outstanding shares of the Company, duly endorsed and in the case of the Subsidiaries an assignment duly endorsed of all limited liability interests of the Subsidiaries (which are not owned by the Company) in the form and substance attached hereto as Exhibit H);
   ---------

               8.2.2 a certificate, dated as of the Closing Date, executed by the Company and Shareholders to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that the Company and Shareholders have complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by them on or prior to the Closing Date;

               8.2.3 an opinion of the Shareholders', Company's and Subsidiaries' counsel in a form mutually satisfactory to the respective parties;

               8.2.4 certificates of good standing for the Company and each Subsidiary, which certificates shall not have been issued more than thirty (30) days prior to the Closing Date;

          8.2.5 the Escrow Agreement (as defined in Section 13.6) duly executed;

          8.2.6  evidence of existence of all Required Consents;

          8.2.7  duly executed Employment Contracts;

          8.2.8  Real Estate Purchase Contract duly executed;

          8.2.9  the Real Property Leases duly executed;

          8.2.10 the Shareholders Distribution Agreement duly executed;

          8.2.11 the Registration of Rights Agreement duly executed;

          8.2.12 executed payoff demand letters in the form attached hereto as
Exhibit I and by this reference made a part hereof from each of the creditors
---------
of the Company that will be paid off at Closing.;

          8.2.13 a certificate of nonforeign status as described in Treasury Regulation Section 1.1445 - 2(b)(2)(ii); and

          8.2.14 such other documents as 4MC or its counsel may reasonable require.

     8.3  4MC'S CLOSING DELIVERIES.  At the Closing, 4MC shall deliver or
          ------------------------
cause to be delivered to Shareholders:

          8.3.1 a certificate, dated as of the Closing Date, executed by the Chief Executive Officer of 4MC to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that 4MC has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by 4MC on or prior to the Closing Date;

          8.3.2 the Cash Consideration provided for in Section 2.2.2(a) payable to the Shareholders;

          8.3.3 the Stock Consideration provided for in Section 2.2.2(b) provided that the Escrow Stock shall be delivered into Escrow as provided for in
Section 13.6;

          8.3.4  the Employment Contracts duly executed;

          8.3.5 an opinion of 4MC's counsel, in a form mutually satisfactory to the respective parties;

          8.3.6  the Real Estate Purchase Contract duly executed;

               8.3.7  the Registration of Rights Agreement duly executed; and

               8.3.8 such other documents as Shareholders or their counsel may reasonably require.

          8.4  GUARANTEES.  4MC will cause all Company bank debt listed on
               ----------
Schedule 8.4 to be paid off at Closing.  To the extent that there exists
------------
Company debt that has been guaranteed by the Shareholders that is not paid off at Closing, then 4MC shall and does hereby indemnify and hold harmless the Shareholders from and against any and all liability that arises with respect to the Company debt that is guaranteed by the Shareholders.

          8.5  [INTENTIONALLY OMITTED]

     9.   CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS.
          -----------------------------------------

     The obligations of Shareholders to consummate the transactions contemplated by this Agreement are subject to the following conditions, any of which may be waived by them in their sole discretion:

          9.1  COMPLIANCE BY 4MC.  4MC shall have performed and complied in all
               -----------------
material respects with all agreements and conditions required by this Agreement to be performed or complied with by 4MC prior to or on the Closing Date, including by way of illustration and not as a limitation, the obligations of 4MC as provided for in the Real Estate Purchase Contract.

          9.2  ACCURACY OF 4MC'S REPRESENTATIONS.  4MC's representations and
               ---------------------------------
warranties contained in this Agreement or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

          9.3  DOCUMENTS.  All documents and instruments required hereunder to
               ---------
be delivered by 4MC to Shareholders at the Closing shall be delivered in form provided for under this Agreement or in form and substance reasonably satisfactory to Shareholders and their counsel.

          9.4  LITIGATION.  No litigation seeking to enjoin the transactions
               ----------
contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

          9.5  MATERIAL ADVERSE CHANGE.  No Material Adverse Change shall have
               -----------------------
occurred subsequent to the date of this Agreement with respect to 4MC, nor shall any event or circumstance have occurred which could reasonably result in a Material Adverse Change with respect to 4MC.

         9.6  REAL ESTATE PURCHASE CONTRACT.  4MC shall have duly executed and
              -----------------------------
delivered to the Company the Real Estate Purchase Contract and all real estate transactions contemplated thereby shall have closed.

    10. CONDITIONS TO OBLIGATIONS OF 4MC.
        --------------------------------

   The obligations of 4MC to consummate the transactions contemplated by this Agreement are subject to the following conditions, any of which may be waived by it in its sole discretion:

        10.1 COMPLIANCE BY THE COMPANY AND SHAREHOLDERS. The Company and
             ------------------------------------------
Shareholders shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the Company and Shareholders prior to or on the Closing Date including by way of illustration and not as a limitation, the obligations arising under the Real Estate Purchase Contract.

        10.2 ACCURACY OF THE COMPANY'S AND SHAREHOLDER'S REPRESENTATIONS.  The
             -----------------------------------------------------------
representations and warranties of the Company and Shareholders contained in this Agreement or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

        10.3 DOCUMENTS.  All documents and instruments required hereunder to be
             ---------
delivered by Shareholders and the Company at Closing shall be delivered in the form provided for under this Agreement or in form and substance reasonably satisfactory to 4MC and its counsel.

        10.4 MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have
             -----------------------
occurred subsequent to the date of this Agreement with respect to the Company and its Subsidiaries, nor shall any event or circumstance have occurred which could reasonably result in a Material Adverse Change with respect to the Company and its Subsidiaries.

        10.5 LITIGATION.  No litigation seeking to enjoin the transactions
             ----------
contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

        10.6 REQUIRED CONSENTS.  Shareholders shall have obtained the Required
             -----------------
Consents in form and substance satisfactory to 4MC.

        10.7 RELEASE OF LIENS. The Shareholders shall have obtained executed
             ----------------
payoff demand letters in the form attached hereto as Exhibit I from each of the
                                                     ---------
creditors of the Company that will be paid off at Closing.

     11.  TAX MATTERS.
          -----------

          11.1 INTERIM PERIODS.  In order to appropriately apportion any Taxes
               ---------------
relating to a taxable period that includes (but that would not, but for this section, close on) the day before the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the day before the Closing Date as the last day of a taxable period of the Company and each Subsidiary, and such taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement. In any case where applicable law does not permit the Company and each Subsidiary to treat the day before the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of the Tax of the Company and each Subsidiary that is attributable to the operations of the Company and each Subsidiary for the applicable Pre-Closing Period portion of such Interim Period shall be (i) in the case of a Tax that is not based on income or gross receipts, the total amount of such Tax for the entire taxable period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period portion of such Interim Period, and the denominator of which is the total number of days in the Interim Period, and (ii) in the case of a Tax that is based on income or gross receipts, the Tax that would be due with respect to the Pre-Closing Period portion of such Interim Period, if such Pre-Closing Period portion of such Interim Period represented an entire taxable period.

          11.2 SHAREHOLDERS' INDEMNIFICATION.  Except as set forth in Section
               -----------------------------
11.7.5 below, from and after the Closing, the Majority Shareholders shall jointly and severally indemnify and hold 4MC or the Company and each Subsidiary harmless from any and all Taxes which are imposed on the Company and each Subsidiary with respect to their income, business, property or operations or for which the Company and each Subsidiary may otherwise be liable (a) for any Pre-Closing Period whether or not such Taxes are imposed before or after the Closing Date, (b) resulting by reason of the several liability of the Company and each Subsidiary pursuant to Treas. Reg. Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company and each Subsidiary having been a member of any consolidated, combined or unitary group on or prior to the Closing, (c) with respect to any Post-Closing Period, attributable to any change in accounting method employed by the Company or each Subsidiary during any of the four previous taxable years other than any such change required by the transactions contemplated by this Agreement, (d) attributable to any discharge of indebtedness that may result from any capital contributions by the Shareholders to the Company or any Subsidiary of any intercompany indebtedness owed by the Company or any Subsidiary to any of the Shareholders, or (e) arising from the consummation of the transactions contemplated by this Agreement whether or not such Taxes are imposed after the Closing Date; provided, however, that the Majority Shareholders shall not
              --------  -------
indemnify 4MC, the Company and each Subsidiary for (i) any Tax attributable to the Section 338(h)(10) Election, (ii) any Tax attributable to the change in accounting method giving rise to the 481 Adjustment to the extent that the Tax liability resulting from the adjustment exceeds the amount set forth on line 9 of Schedule 2.2.3 as finally determined pursuant to Section 2.2.4 (net of the Tax benefit of any correlative adjustments), (iii) any Tax incurred in the ordinary course of business (which for this purpose would not include Taxes described in clause (e) above) and that has been included as a liability on the Company's consolidated balance sheet (excluding the Virtual Office) at Closing as determined in accordance with GAAP, (iv) any Medicare Tax, and (v) any city business license tax based on gross receipts for the period January 1, 1998 through the Closing Date.

          11.3 4MC'S INDEMNIFICATION.  Following the Closing, and except as
               ---------------------
expressly provided in Section 11.2 to the contrary, 4MC, the Company and each Subsidiary shall indemnify and hold harmless the Shareholders with respect to any and all Taxes which are imposed on the Company and each Subsidiary with respect to their income, business, property or operations with respect to any Post-Closing Periods.

          11.4 PREPARATION AND FILING OF TAX RETURNS.
               -------------------------------------

               11.4.1 Shareholders will be responsible for preparing and filing (or causing the preparation and filing of) all Tax Returns with respect to the Company and each Subsidiary for any taxable period ending before the Closing Date. 4MC and the Company shall cooperate with the Shareholders (each at their own expense) in the preparation and filing of any such Tax Returns, and shall, to the extent reasonably requested by Shareholders, make officers of the Company available to sign any such Tax Returns; provided that Shareholders provide adequate affirmations to such officers regarding the accuracy and correctness of such Tax Returns. Shareholders shall (i) with respect to such Tax Returns, determine the income, gain, expenses, losses, deductions, and credits of the Company in a manner consistent with prior practice and in a manner that apportions such income, gain, expenses, loss, deductions and credits equitably from period to period and (ii) prepare such Tax Returns in a manner consistent with prior years; provided that in all events such Tax Returns shall be prepared in a manner consistent with applicable laws.

               11.4.2 4MC will be responsible for preparing and filing all Tax Returns with respect to the Company for any taxable period ending on or after the Closing Date. Notwithstanding the foregoing, any Tax Return, including any amended return, of the Company with respect to an Interim Period must be (i) prepared in a manner consistent with the prior practices and positions of the Company in the preparation of its returns, and (ii) submitted to Shareholders for approval (along with related workpapers) at least one month prior to the due date (including extension) for and filing of such Tax Returns. Except with respect to an Interim Period or at the direction of the Shareholders, 4MC and the Company and Subsidiaries shall not prepare and file (and shall not permit to be prepared and filed) any Tax Return (including any amended return) for the Company or either Subsidiary with respect to any Pre-Closing Period.

               11.4.3 4MC covenants and agrees that, for the taxable period beginning on the Closing Date, the Company will be included in the affiliated group which includes 4MC for federal income tax purposes and the results of its subsequent operations will be reflected in a consolidated return prepared for such affiliated group.

          11.5 SHAREHOLDERS' CONTEST RIGHTS.  The Shareholders shall have the
               ----------------------------
sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the Company or Subsidiary involving Pre-Closing Periods other than Interim Periods; provided, however, that
                                                --------  -------
Shareholders shall not settle, compromise or abandon without 4MC's prior written consent any claim for Tax which, when offset by the then present value of any tax benefits available to 4MC or the Company by reason of any such settlement (taken into account as and when 4MC reasonably believes such tax benefits could be utilized to reduce the tax liability of 4MC or the Company), would adversely affect the tax liability of 4MC or the Company, in any Post-Closing Period to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost recovery adjustments, the lengthening of any amortization or depreciation periods, the denial or amortization or depreciation deductions, or the reduction of loss or credit carryforwards). Such consent shall not be unreasonably withheld or delayed, and shall not be necessary to the extent Shareholders have agreed to indemnify 4MC, the Company and the Subsidiaries against the effects of any such settlement.

          11.6 4MC'S CONTEST RIGHTS.  Except as expressly provided in Section
               --------------------
11.5 above, 4MC shall have the sole right (but not the obligation) to control, defend, settle, compromise, or prosecute in any manner an audit, examination investigation, hearing or other proceeding with respect to any Tax Return of the Company and each Subsidiary; provided, however, that Taxes or Tax issues for an
                             --------  -------
Interim Period may not be settled or compromised without the consent of Shareholders, which consent shall not be unreasonably withheld or delayed. In addition, (i) 4MC shall keep Shareholders duly informed of any proceedings in connection with an Interim Period and (ii) Shareholders shall be entitled to receive promptly from 4MC copies of all correspondence and documents relating to such proceedings and may, at their option, attend such proceedings (including any associated meetings or conferences) with their advisors.

          11.7 SECTION 338(H)(10) ELECTION.
               ---------------------------

               11.7.1 Subject to the timely payment of the Gross-Up Amount as defined in Section 11.7.3 below, Shareholders shall join 4MC, at 4MC's request, in making the election permitted to be made under Section 338(h)(10) of the Code and any corresponding or similar provisions of state law (each a "Section 338(h)(10) Election"), provided that Shareholders receive 4MC's written request of the Section 338(h)(10) Elections no later than November 30, 1998.

               11.7.2 Shareholders shall assist 4MC in the allocation of the purchase price among the assets of the Company for purposes of preparing a properly completed Form 8023-A and any comparable form required under state or local law and shall set forth such allocation on a statement (the "Allocation Statement"). Notwithstanding the foregoing, the Allocation Statement shall be subject to the final approval of Shareholders. 4MC, the Company and Shareholders shall report the tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, and shall not take any position inconsistent therewith.

               11.7.3 Shareholders shall be obligated to make the Section 338(h)(10) Elections only if 4MC pays to each Shareholder (i) on or before December 15, 1998, the portion of the Gross-Up Amount attributable to state income taxes (including state income taxes on the portion of the Gross-Up Amount to be paid in 1999 pursuant to clause (ii)), and (ii) on or before March 31, 1999, the portion of the Gross-Up Amount attributable to federal income taxes. For purposes of this Agreement, the "Gross-Up Amount" is an amount in cash necessary to cause the after-tax proceeds received by each Shareholder from the sale of his Stock after taking into account the Section 338(h)(10) Elections and the receipt of the Gross-Up Amount to be equal to the after-tax proceeds that each such Shareholder would receive if no such elections were made. After-tax proceeds shall be calculated taking into account both federal and state income taxes. The Gross-Up

Amount shall be initially computed by the Shareholders and shall be delivered to 4MC within twenty days after receiving 4MC's written request to make the Section 338(h)(10) Election. 4MC shall have twenty days from receipt of Shareholders' computation to provide Shareholders with 4MC's comments on the computation; provided, however, that 4MC shall be obligated to pay to the Shareholders the
--------  -------
portion of the Gross-Up Amount determined by the Shareholders in good faith to be attributable to state income taxes as provided in clause (i) above regardless of any disagreement with Shareholders' computations (and any overpayment or underpayment of such amount shall be refunded by the Shareholders or paid to the Shareholders, as applicable, within five days following finalization of such computation). 4MC and Shareholders shall attempt to resolve any differences with respect to the computation of the Gross-Up Amount but in the event there is a disagreement on the computation, the disagreement shall be referred for final determination to a nationally recognized independent accounting firm as the parties shall mutually designate no later than February 1, 1999, which determination shall be completed no later than March 15, 1999. Shareholders shall not be required to make the Section 338(h)(10) Elections unless and until the Gross-Up Amount has been paid to Shareholders and the letter of credit referred to in Section 11.7.4 has been obtained, as provided herein.

          11.7.4 In addition to the Gross-Up Amount, 4MC will, on or before March 31, 1999, secure an amount equal to ten percent (10%) of the Gross-Up Amount in an irrevocable letter of credit, or equivalent funds, to be used to satisfy any Shareholder Losses as described in Section 11.7.5 below, or any change in the Allocation Statement as described in Section 11.7.6 below. The letter of credit shall remain open for so long as is required under statute of limitations for a challenge to the Section 338(h)(10) Election in the year in which the election is made.

          11.7.5 4MC shall be responsible for and shall pay any Tax imposed on the Company or its Subsidiaries attributable to the making of the Section 338(h)(10) Elections, including but not limited to (i) any Tax imposed under
Section 1374 of the Code, (ii) any tax imposed under Treasury Regulations
Section 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on the Company's or its Subsidiaries' gain, and 4MC shall indemnify Shareholders on an after-tax basis against any Losses (including any reasonable professional fees) arising out of the Section 338(h)(10) Elections or the failure to pay any such Taxes. Shareholders shall not be liable to 4MC or its affiliates in the event any Section 338(h)(10) Election is determined to be invalid for any reason; provided, however, that in the event of any such determination, each
        --------  -------
Shareholder shall pay to 4MC the after-tax amount (net of reasonable professional fees incurred by the Shareholder) of any refund received by such Shareholder as a result of such determination.


          11.7.6 In the event there is an adjustment to a tax return of the Company or any Shareholder that causes any Shareholder to incur an amount of Taxes as a result of any Section 338(h)(10) Election greater than the amount of such Taxes calculated for purposes of computing the Gross-Up Amount, then 4MC shall pay to the Shareholders within thirty days thereafter an additional amount equal to such additional Taxes (including any penalties, interest, additions to tax and reasonable professional fees incurred by the Shareholder in connection with such adjustment) plus any additional Taxes to be incurred by the Shareholder as a result of the receipt of payments pursuant to this Section
11.7.6. Such additional payment shall be made in cash in immediately available funds by wire transfer to a bank account or bank accounts designated in writing by the Shareholders prior to the due date of such payment.

          11.8 NOTIFICATION REQUIREMENTS.  4MC and the Company shall promptly
               -------------------------
forward to Shareholders all written notifications and other written communications from any Tax authority received by 4MC, the Company or any Subsidiary relating to any Pre-Closing Period of the Company and each Subsidiary, and 4MC and the Company shall execute or cause to be executed any power of attorney or other document or take such actions as requested by the Shareholders to enable the Shareholders to take any action the Shareholders deem appropriate with respect to any proceedings relating thereto.

          11.9 REFUNDS.  A party receiving a refund or similar offset against
               -------
Taxes (or the benefit thereof) shall immediately pay an amount equal to such refund, offset or benefit (including any interest thereon) to the party that paid the Tax with respect to which the refund relates; provided however, any refund of federal or state income taxes of the Company or each Subsidiary for the Pre-Closing Period ending on the day before the Closing Date or for the period ending on December 31, 1997 shall be paid to 4MC. Notwithstanding the foregoing, to the extent there is a Tax Distribution which results in an increase in the Line of Credit as provided in Section 2.2.3(c), then any refund associated with such Tax Distribution shall be paid to the Shareholders, up to an amount equal to the increase in the Line of Credit resulting from the Tax Distribution.

          11.10  TAX SHARING AGREEMENTS.  Following the Closing, the Company
                 ----------------------
shall have no obligations or rights under any Tax sharing agreements, Tax allocation agreements or similar arrangements (written or unwritten) with Shareholders or any Affiliate of any Shareholder (other than as provided in this Agreement and the Shareholder Distribution Agreement).

          11.11  ALLOCATION OF ADJUSTMENT BENEFITS.
                 ---------------------------------

                 11.11.1 If any adjustments shall be made to any Tax Return relating to the Company or any Subsidiary for any Pre-Closing Period which result in any tax detriment to the Shareholders with respect to such period and any Tax benefit to 4MC or the Company, or any Affiliate of 4MC for any period beginning on or after the Closing Date, the Shareholders shall be entitled to the benefit of such Tax benefit, and 4MC shall pay to the Shareholders the amount of such Tax benefit at such time or times as and to the extent that 4MC or the Company or any Affiliate of 4MC realizes such benefit through a refund of tax or reduction in the amount of Taxes which 4MC or the Company or any Affiliate thereof would otherwise have had to pay if such adjustment had not been made.

                 11.11.2 If any adjustment shall be made to any Tax Return relating to the Company or any Subsidiary for any taxable period beginning on or after the Closing Date which results in any Tax detriment to 4MC with respect to such period and any Tax benefit to the Shareholders, or any person related to the Shareholders, for any Pre-Closing Period, 4MC shall be entitled to the benefit of such tax benefit at the time or times as and to the extent that the Shareholders or any person related to the Shareholders realizes such benefit through a refund of Tax or reduction in the amount of Taxes which the Shareholders, or any person related to the Shareholders, would otherwise have had to pay for such adjustment had not been made.

          11.12  COOPERATION.
                 -----------

                 11.12.1 4MC, the Shareholders, the Company and each Subsidiary shall each at their own expense cooperate with, and make available to, each other such Tax data and other information as may be reasonably required in connection with (i) the preparation or filing of any Tax Return, election, consent or certification, or any claim for refund, (ii) any determinations of liability for Taxes, or (iii) an audit, examination or other proceeding with respect to Taxes ("Tax Data"). Such cooperation shall include, without limitation, making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("Tax Documentation").

                 11.12.2 In the event any taxing authority successfully challenges the Company's qualification for taxation as an "S Corporation" during all or any portion of the period from and after July 1, 1990 through the day before the Closing Date, 4MC, the Company and their Affiliates shall cooperate as reasonably requested by the Shareholders in obtaining such relief under the Code (and applicable state and local law), as will enable the Company to qualify as an "S Corporation" during such period, provided that any reasonable professional fees incurred by 4MC, the Company or such Affiliates in connection with obtaining such relief shall be borne by the Shareholders.

          11.13  RETENTION.  The Tax Data and the Tax Documentation shall be
                 ---------
retained until one year after the expiration of all applicable statutes of limitations (including extensions thereof); provided, however, that in the event
                                            --------  -------
an audit, examination, investigation or other proceeding has been instituted prior to the expiration of an applicable statute of limitations, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired).

          11.14  DAMAGES.  To the extent any party to this Agreement is entitled
                 -------
to indemnification from another party to this Agreement under this Section 11, such claim for indemnification shall include the right to recover any losses, damages, liabilities, expenses and costs related thereto, including, without limitation, reasonable attorney's fees and other reasonable costs (other than in-house or "overhead" costs) of investigating or attempting to avoid the same or oppose the imposition thereof.

          11.15  INDEMNIFICATION PROCEDURES.  Except to the extent expressly
                 --------------------------
provided to the contrary in this Section 11, the general procedures regarding indemnification claims set forth in Section 13 below shall apply to all claims for indemnification made under this Section 11. Notwithstanding the immediately preceding sentence and any provision of Section 13 to the contrary, if a claim for indemnification involves any matter covered in this Section 11, then the contest provisions of Section 11.5 or 11.6 above, as applicable, shall control regarding the defense and handling of any such third-party claim that could give rise to an indemnification obligation on the part of one party to another. Any claim for indemnification made under this Section 11 shall be subject to, and payment thereon shall be taken into account as a payment of a Claim in applying, the limitations on liability set forth in Section 13.7 below.

          11.16  TAX MATTERS SHAREHOLDER.  For purposes of any notice or
                 -----------------------
communication required to be delivered by 4MC to the Shareholders pursuant to this Section 11, the Shareholders shall designate in writing to 4MC a representative Shareholder (the "Tax Matters Shareholder"), to whom 4MC shall deliver any such notice or communication and who shall have the authority to respond to 4MC thereon. 4MC shall fulfill its obligation to provide any notice or communication pursuant to this Section 11 by delivering such notice or communication to the Tax Matters Shareholder, or to such other Shareholder as from time to time designated in writing to 4MC. The Shareholders acknowledge and agree that 4MC may rely on the direction of such Tax Matters Shareholder for the resolution of matters arising under this Section 11.

   12.    TERMINATION.
          -----------

          12.1 TERMINATION PRIOR TO CLOSING.
               ----------------------------

               12.1.1 If the Closing has not occurred by September 30, 1998, any of the Shareholders, the Company or 4MC may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties hereto; provided, however, that no party may terminate this Agreement hereunder
        --------  -------
if such party has materially breached any of the terms and conditions hereof.

               12.1.2 Prior to September 30, 1998 any of the Shareholders, the Company or 4MC may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Sections 9 or 10 shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition or breach shall not have been waived by the party for whose benefit the condition was established or cured within ten (10) business days after notice, then the Shareholders (in the case of a condition in Section 9 or a breach by 4MC) or 4MC (in the case of a condition specified in Section 10 or a breach by the Company or Shareholders) may terminate this Agreement.

               12.1.3 In the event of a casualty loss or damage with respect to either the Company or 4MC, as the case may be, which is uninsured and would have a Material Adverse Effect, or for which the cost of repair or replacement exceeds insurance proceeds by not less than One Million Dollars ($1,000,000), the Company or the Shareholders (in the event of a casualty loss or damage with respect to 4MC) or 4MC (in the event of a casualty loss or damage with respect to the Company) may terminate this Agreement. Regardless of the existence of insurance, in the event of a casualty loss or damage which would nevertheless have a Material Adverse Effect on either the Company or 4MC, as the case may be, then the Company or the Shareholders (in the event of a casualty loss or damage with respect to 4MC) or 4MC (in the event of a casualty loss or damage with respect to the Company) may terminate this Agreement.

               12.1.4 Either the Company or 4MC may terminate this Agreement in accordance with the provisions of Section 2.2.3(d) above.

             12.2 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement pursuant to this Section 12 or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others; provided, however, that no termination of this
                                  --------  -------
Agreement, pursuant to this Section 12 or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any material misrepresentation made in connection with this Agreement or material breach hereof. Upon termination, each party agrees to pay expenses incurred in connection with the transactions contemplated by this Agreement in the manner set forth in Section
18.2 below, except that the parties agree to share equally reasonable Coopers accounting fees the Company has incurred as a result of and in preparation for the audit of the Company's Financial Statements for the fiscal year ending September 30, 1996, the fiscal year ending September 30, 1997, and the period ending July 31, 1998; provided, however, in the event this Agreement is
                      --------  -------
terminated prior to the Closing and the Company closes a transaction within twelve (12) months from May 7, 1998 pursuant to which substantially all the assets or outstanding securities of the Company are sold to a third party, and in connection with such transaction audited financial statements of the Company for the fiscal years ending September 30, 1996 and September 30, 1997 are utilized, then the Company shall reimburse 4MC for its share of the Coopers fees paid hereunder. All materials prepared by Coopers and Duitch & Franklin in connection with the preparation of the Company's Financial Statements shall be the exclusive property of the Company, regardless of whether 4MC has paid the fees of Coopers and Duitch & Franklin incurred in connection with such preparation.

        13.  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION; ESCROWS.
             -----------------------------------------------------

             13.1 SURVIVAL. All statements contained in this Agreement or in any
                  --------
certificate delivered by or on behalf of Shareholders or 4MC pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Shareholders or 4MC, as the case may be, hereunder. All representations, warranties and covenants made by Shareholders or 4MC in this Agreement, or pursuant hereto, shall survive for a period of eighteen (18) months following the Closing Date; provided, however,
                                                           --------  -------
that (a) representations, warranties and covenants with respect to Losses (as defined in Section 13.2) constituting "Tax Claims" (as defined below) shall expire upon Closing, and (b) Stock Ownership Representation and Warranties (as defined in Section 1) shall survive indefinitely. Tax Claims are obligations with respect to Taxes asserted by any Governmental Agency other than those that would give rise to a claim for indemnity under Section 11 hereof. The parties acknowledge and agree that the expiration of the representations, warranties and covenants with respect to Losses constituting Tax Claims shall not limit or reduce the Majority Shareholders' indemnity obligation as provided for in
Section 11.2 above. All representations, warranties and covenants made by the Company in this Agreement or pursuant hereto shall terminate as of the Closing Date. The Shareholders hereby release the Company from any and all claims arising out of the transactions contemplated hereby based on indemnification or contribution, except that the Company shall continue to indemnify the Shareholders, pursuant to California Corporations Code (S)(S) 204(a)(11) and 317, from and against any claims based upon their role as either a director or officer of the Company regarding events arising or occurring prior to the Closing Date.

             13.2 INDEMNIFICATION. 4MC on the one hand, and the Shareholders, on
                  ---------------
the other ("Indemnitor"), shall indemnify, defend and hold the other party ("Indemnitee") harmless from and against any and all losses, costs, claims, liabilities, damages and expenses (including reasonable legal fees, including a reasonable sum allocated for expert fees and other expenses incident thereto) of every kind, nature, and description, including any unassumed liabilities, and any undisclosed liabilities including liability for taxes (collectively "Losses"), that result from or arise out of (i) the breach by the Indemnitor of any representation or warranty set forth in this Agreement (including the exhibits hereto) or in any certificate, schedule, or other instrument delivered pursuant hereto; or (ii) the breach by the Indemnitor of any of the covenants contained in this Agreement. Notwithstanding the foregoing, the Minority Shareholders shall not be held liable for Losses resulting from or arising out of any representation, warranty covenant or otherwise other than the Stock Ownership Representations and Warranties, and with respect to Losses resulting from or arising out of the Stock Ownership Representations and Warranties, the Minority Shareholders shall be liable only to the extent of their pro rata allocation of the Purchase Price.

          13.3 TIME FOR CLAIMS. No Indemnitee shall be entitled to
               ---------------
indemnification pursuant to this Section 13 unless a written claim for indemnification is made upon the Indemnitor within eighteen (18) months from the Closing Date with respect to all claims other than Losses for Tax Claims, for which such claims may be made during the applicable period of the statute of limitations or losses or claims relating to Stock Ownership Representations and Warranties for which no time bar to claims shall apply.

          13.4 CLAIMS FOR INDEMNIFICATION.  Whenever any claim shall arise for
               --------------------------
indemnification under this Agreement ("Claim"), the Indemnitee shall promptly notify in writing the Indemnitor of the claim and, when known, the facts constituting the basis for such Claims. In the event of any Claim for indemnification hereunder resulting from or in connection with any Claim or legal proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Failure to so notify the Indemnitor shall not, however, relieve the Indemnitor from any liability that it may have on account of the indemnity provided under Section 13.2 except to the extent, but only to the extent, that the Indemnitor has been materially prejudiced by such failure.

          13.5 CLAIMS PROCEDURE.
               ----------------

               13.5.1 In connection with any Claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnitor at its sole cost and expense and with counsel reasonably satisfactory to the Indemnitee may, upon written notice to the Indemnitee, assume the defense of any such claim or legal proceeding if (a) the Indemnitor acknowledges to the Indemnitee in writing, within fifteen (15) days after receipt of notice from the Indemnitor, its obligations to indemnify the Indemnitee with respect to all elements of such claim, (b) the Indemnitor will have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder,
(c) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (d) settlement or an adverse judgment of the third-party claim is not, in the good faith judgment of the Indemnitee, likely to establish a pattern or practice adverse to the continuing business interests of the Indemnitee. The Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are
                                         --------  -------
one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, or if the Indemnitor fails to take reasonable steps necessary to defend diligently the claim after receiving notice from the Indemnitee that it believes the Indemnitor has failed to do so, or the conditions set forth in subsections 13.5.1(a) 13.5.1(d) above are not satisfied, then the Indemnitee may assume the defense of such claim and may settle such claim upon such basis as the Indemnitee deems reasonable. If the Indemnitee assumes the defense of the claim, the Indemnitor shall reimburse the Indemnitee for the reasonable fees and expenses of counsel retained by the Indemnitee and the Indemnitor shall be entitled to participate in (but not control) the defense of such claim, with its counsel at its own expense. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder.

             13.5.2 In the event the Indemnitor, after assuming the defense of a claim or legal proceeding in accordance with the provisions of this Section 13.5, receives a bona fide settlement offer, the Indemnitor may settle the monetary portion of the indemnifiable matter without the consent of the Indemnitee, provided that such settlement (i) includes an unconditional release of the Indemnitee from all liability on the claims that are the subject of such action, suit or proceeding, and (ii) such settlement would not, or could not reasonably be expected to, adversely affect the Indemnitee, in which case such matters shall only be settled with the consent of the Indemnitee. The Indemnitor shall not have the right to agree to a settlement involving injunctive or other equitable relief without obtaining the prior written consent of the Indemnitee.

        13.6 ESCROW. Upon Closing, the parties will enter into an escrow to carry out the terms of this Agreement and the Escrow Stock shall be deposited into such escrow. A licensed escrow company mutually designated by 4MC and the Shareholders will act as escrow holder ("Escrow Holder") and will hold and dispose of the Escrow Stock in accordance with the escrow agreement attached hereto as Exhibit J (the "Escrow Agreement"). The terms of the Escrow Agreement,
          ---------
upon execution, will be incorporated as part of this Agreement. The Escrow Stock will remain in escrow for eighteen (18) months from the Closing Date plus any extensions required by the terms of the Escrow Agreement. 4MC shall proceed first against the Escrow Stock in respect of satisfaction of any indemnity Claim, and only after the Escrow Stock has been exhausted shall 4MC be entitled to proceed directly against a Shareholder in respect of satisfaction of any such Claim; provided, however, that 4MC shall not proceed against the Escrow Stock in
       --------  -------
respect of satisfaction of any indemnity Claim arising from a breach of the covenants set forth in Sections 7.1.1 or 7.1.2 above. To the extent shares of Escrow Stock are distributed to 4MC to satisfy a Claim, the per share value of the Escrow Stock so distributed shall be set at the closing price for 4MC stock on the business day immediately preceding the Closing Date. 4MC and the Shareholders understand and expressly acknowledge that they are each bearing and assuming the risk that the 4MC Stock may increase or decrease in value between the Closing Date and the date on which Escrow Stock is distributed from escrow to satisfy any Claim.

      13.7 LIMITATION OF LIABILITY. The liability of 4MC to the Shareholders for
           -----------------------
Losses and the liability of the Shareholders to 4MC for Losses, shall be subject to the following limitations:

           13.7.1 Shareholders shall not be liable to 4MC for any Claim, and 4MC shall not be liable to the Shareholders for any Claim, unless and until the aggregate amount of such respective Claims exceeds Two Hundred and Fifty Thousand Dollars ($250,000) (the "Threshold Amount"); provided, however, that
                                                      --------  -------
once the Threshold Amount is exceeded the Indemnitor shall be liable to the Indemnitee for only $175,000 of the Threshold Amount and shall not be liable for the remaining $75,000 of the Threshold Amount. The foregoing limitation is not intended to limit the maximum recovery an Indemnitee may have against an Indemnitor pursuant to Section 13.7.2 or 13.7.3 below.

           13.7.2  MAXIMUM RECOVERY BY 4MC.  The aggregate maximum amount
                   -----------------------
recoverable by 4MC from the Shareholders in respect of Claims shall be Ten Million Dollars ($10,000,000); provided, however, that the liability cap shall
                               --------  -------
be increased as stated below for Claims arising from a breach of the following representations and warranties:

                   13.7.2(a)   for Claims arising from a breach of the
representations and warranties contained in Section 3.4 (Ownership of Shares) or
Section 3.5 (Due Execution and Authority), the aggregate maximum liability shall be equal to the Cash Consideration plus the fair market value of the Stock Consideration as of the Closing Date, less the taxes imposed on the receipt of such amount;

                   13.7.2(b)   for Claims arising from a Material Adverse Change
in the business, operations or condition (financial or other) of the Company or any Subsidiary which occurs following the Closing Date of which a Shareholder has actual Knowledge as of the Closing Date and fails to disclose in the certificate to be delivered by the Shareholders to 4MC at Closing pursuant to
Section 8.2.2 above, the aggregate maximum liability shall be Fifteen Million Dollars ($15,000,000);

provided, however, that in the event the liability cap shall be increased
--------  -------
pursuant to subsection 13.7.2(a) or 13.7.2(b) above, then such increased liability cap shall be in place of, and not in addition to, the Ten Million Dollar ($10,000,000) aggregate maximum amount recoverable by 4MC pursuant to this Section 13.7.2.

          13.7.3  MAXIMUM RECOVERY BY THE SHAREHOLDERS.  The aggregate maximum
                  ------------------------------------
amount recoverable by the Shareholders from 4MC in respect of Claims shall be the fair market value of the Stock Consideration as of the Closing Date; provided, however, that to the extent there is a breach of the representations
--------  -------
and warranties contained in Section 4.1 (Organization and Standing of 4MC),
Section 4.2 (Authority; Binding Agreement), Section 4.3 (No Violation), Section
4.4 (Capitalization), Section 4.5 (Governmental Approval; Consents), Section 4.6 (4MC's SEC Reports), or Section 4.15 (Financial Statements), and as a result of such breach there is a Claim attributable to or resulting from a claim brought against the Shareholders by a third party (i.e., a creditor of 4MC, a shareholder of 4MC, or a trustee in bankruptcy), then 4MC's aggregate maximum liability shall be equal to the Cash Consideration plus the fair market value of the Stock Consideration as of the Closing Date.

               13.7.4  LIMITATION ON CLAIMS. The Shareholders shall not be
                       --------------------
liable to 4MC for any Claim arising from a breach of the representations and warranties contained in the last sentence of Section 3.13 or in Section 3.14.2(d) unless a claim is made by or against the Company for which actual damages have been incurred by the Company or claimed by third parties and such claim is made within eighteen (18) months following the Closing Date.

          13.8 OFFSET OF CLAIM AMOUNTS. In the event the Indemnitee is entitled
               -----------------------
to recovery of any amount from the Indemnitor in respect of a Claim pursuant to this Agreement, the amount paid by the Indemnitor with respect to such Claim (the "Recovery Amount") shall be net of insurance proceeds (if any) and tax benefits to the extent the Indemnitee reasonably anticipates in good faith realizing such proceeds or benefits within a reasonable period of time. If Indemnitee reasonably determines in good faith that any amount of the anticipated insurance proceeds or tax benefits deducted from the Recovery Amount will not be realized by the Indemnitee, then the Indemnitor shall promptly pay to the Indemnitee the amount of the insurance proceeds or tax benefit which will not be realized. If such amount is later recovered by Indemnitee, then Indemnitee shall promptly reimburse Indemnitor for such amount. With respect to tax benefits which may not be realized until subsequent taxable years, the Indemnitee shall make a good faith estimation of the date on which it anticipates realizing the benefit. The amount of the anticipated benefit then shall be discounted to its present value (at a discount rate of nine and one-half percent (9.5%) per annum) before it is deducted from the Recovery Amount. Any payment in respect of indemnification pursuant to this Agreement shall be treated by the parties for all purposes as an adjustment to the Purchase Price.

      14. RESTRICTIONS ON TRANSFER.
          ------------------------

          14.1 DEFINITIONS.  As used in this Section 14, the following terms
               -----------
shall have the following respective meanings:

               14.1.1 "Restricted Securities" shall mean the shares of 4MC Common Stock issued to Shareholders hereunder.

               14.1.2 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               14.1.3 "Transfer" shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

          14.2 RESTRICTIONS. Each Shareholder represents and warrants that he is
               ------------
acquiring the Restricted Securities for investment and not for distribution. Each Shareholder acknowledges that the Restricted Securities may be Transferred only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified herein.

          14.3 RESTRICTIVE LEGENDS.  Each certificate for the Restricted
               -------------------
Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain legends to the effect that:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION.

          14.4 REGISTRATION.  4MC agrees, pursuant to the specific terms of the
               ------------
Registration Rights Agreement attached hereto as Exhibit K to grant Shareholders
                                                 ---------
certain incidental ("piggy back") registration rights for the registration of the common stock issued to the Shareholders pursuant to Section 2.2.1.

    15.   RIGHT OF FIRST REFUSAL.  In the event 4MC desires to sell, assign or
          ----------------------
transfer its ownership interest in either or both of the Filmcore Distribution LA or Filmcore Distribution SF divisions (the "Divisions") or all or substantially all of the assets of either or both of the Divisions (the "Assets") within a three (3) year period following the Closing Date (the "Right of First Refusal Period"), 4MC will provide John Stephen McCoy ("McCoy") and the other managers of the Divisions (the "Right of First Refusal Holders") a right of first refusal to purchase such Divisions or Assets on the following terms and conditions; provided, however, that the right of first refusal granted to the
            --------  -------
Right of First Refusal Holders pursuant to this Section 15 shall not apply in the event 4MC desires to sell, assign or transfer the Divisions or the Assets to an Affiliate of 4MC.

          15.1  FIRST REFUSAL NOTICE.  In the event 4MC receives a bona fide
                --------------------
written offer from any person or entity ("Third Party Offeror") to purchase the Divisions or Assets during the Right of First Refusal Period and 4MC desires to accept such offer, 4MC shall deliver written notice (the "First Refusal Notice") to McCoy on behalf of himself and each of the other Right of First Refusal Holders specifying the terms and conditions of the proposed transfer, including without limitation the proposed purchase price, whether payable in cash, notes, securities or other forms of consideration, the identity of the Third Party Offeror, the conditions and timing of such proposed transfer and all other material terms upon which such transfer is proposed to be made. 4MC shall fulfill its obligation to provide a right of first refusal to the Right of First Refusal Holders pursuant to this Section 15 by delivering the First Refusal Notice to McCoy, or such other manager of one or both of the Divisions as hereafter designated in writing to 4MC (the "ROFR Representative"), and the delivery of such First Refusal Notice shall be deemed an offer to sell. 4MC acknowledges and agrees that it shall not accept any offer to purchase the Divisions or Assets during the Right of First Refusal Period unless such offer is in writing and unless 4MC has complied with the provisions of this Section 15.

          15.2  TIME FOR EXERCISE.  The ROFR Representative shall have thirty
                -----------------
(30) days after receipt of such First Refusal Notice to notify 4MC in writing of the acceptance by one or more of the Right of First Refusal Holders of the offer tendered pursuant to Section 15.1 above and such Right of First Refusal Holder(s) shall have an additional thirty (30) days after delivery of such notice to 4MC by the ROFR Representative to close the purchase of the Divisions or Assets on the same terms and conditions as those set forth in the First Refusal Notice. In the event the purchase price described in the First Refusal Notice includes non-cash consideration, then 4MC shall request a valuation of such non-cash consideration from (i) an investment banking firm acceptable to both parties, in the event such non-cash consideration is in the form of notes or securities, or (ii) a third party appraiser acceptable to both parties, in the event such non-cash consideration is in the form of real or personal property. If the ROFR Representative does not exercise the Right of First Refusal Holders' option to purchase the Divisions or Assets within the thirty
(30) day period, the Right of First Refusal Holders' option shall lapse as of the end of such thirty (30) day period, and 4MC shall be free to consummate the transfer with the Third Party Offeror on the same material terms and conditions, including but not limited to the same proposed purchase price, as set forth in the First Refusal Notice, with no further obligation to the Right of First Refusal Holders under this Section 15. If 4MC does not complete the transfer on the same material terms and conditions as described in the First Refusal Notice, then any subsequent proposed transfer may be made only after again complying with the provisions of this Section 15 with respect to such transfer. Any notice given pursuant to this Section 15 shall be deemed to have been received according to the provisions of Section 18.5 below.

          15.3 LIMITATION ON RIGHT OF FIRST REFUSAL.  Notwithstanding any of the
               ------------------------------------
foregoing, in the event there is a default under the Credit Agreement, dated as of February 27, 1998 (as amended by Amendment No. 1, dated as of July 31, 1998, and Amendment No. 2, dated as of August 28, 1998, and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among 4MC, Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the several banks and financial institutions from time to time parties thereto (the "Lenders"), CIBC, as issuer of certain letters of credit, Union Bank of California, as documentation agent for the Lenders, Bank of America, NT & SA, as syndication agent for the Lenders, and Societe Generale, as co-agent, as a result of which default CIBC exercises its remedies with respect to the Stock, then this Section 15 shall be of no further force and effect.

    16.   KAYE NOTES. In the event the Kaye Notes are prepaid at any time prior
          ----------
to their stated maturities, 4MC shall pay to the Shareholders an amount equal to one-half ( 1/2) of the difference between (i) the outstanding principal balance plus any accrued but unpaid interest as of the payoff date and (ii) the sum actually paid in satisfaction of the Kaye Notes on such payoff date. Said amount shall be paid to the Shareholders immediately following the satisfaction of the Kaye Notes and may be allocated among the Shareholders in their sole discretion. In the event the Kaye Notes are paid off at Closing, then 4MC shall pay to the Shareholders at Closing the amount due and owing to the Shareholders pursuant to this Section 16. The parties acknowledge and agree that the Kaye Notes shall not be prepaid by the Company prior to the Closing, although the Company may continue to make regular and customary payments (i.e., normal amortization) under the Kaye Notes.

       17.  LOS ANGELES CITY BUSINESS LICENSE TAX. Any accrued liabilities that
            -------------------------------------
the Company posts on its financial statements in connection with the Los Angeles City Business License Tax shall not impact the calculation of Working Capital, Debt Amount or Purchase Price Adjustment. The parties further agree that for purposes of preparing the Company's 1998 tax returns for a Pre-Closing Period, the Company shall not include as an accrued liability or expense any amount in connection with the Los Angeles City Business License Tax.

       18.  MISCELLANEOUS.
            -------------

            18.1 OWNERSHIP INTERESTS. The parties agree that between the date
                 -------------------
hereof and the Closing Date, the percentage ownership interest of the individual Shareholders may be modified to reflect an increase or decrease in the percentage ownership of a particular Shareholder in the Company or any Subsidiary, as applicable. No modification in the percentage ownership interests held by any individual Shareholder shall affect the amount of the Purchase Price paid by 4MC or the aggregate percentage of Stock delivered to 4MC under the terms of this Agreement, nor shall it create any additional liability for 4MC, nor shall there be a transfer, conveyance, or assignment of Stock to any party not a signatory to this Agreement.

            18.2 EXPENSES. Except as otherwise provided in Section 5.1.1 and
                 --------
Section 12.2, Shareholders and 4MC shall each pay their own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, irrespective of whether or not the transactions contemplated hereby are consummated. Shareholders shall be responsible for all expenses incurred by the Company relating to this transaction, except as otherwise provided in Sections 5.1.1 and
Section 12.2, and except that 4MC shall pay (i) the accounting fees and expenses of Duitch & Franklin incurred in the preparation of monthly financial statements for the Company for the period from March 1, 1997 through April 30, 1998; (ii) the accounting fees and expenses of Coopers incurred in preparation of the April 30, 1998 reviewed financial statements of the Company; (iii) the preparation of pro forma financial statements by both Coopers and Duitch & Franklin; and (iv) Coopers work done for 4MC for post-closing adjustments to the Purchase Price.

            18.3 PUBLICITY.  4MC, Shareholders and the Company shall not issue
                 ---------
any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of 4MC, prior approval by Shareholders and the Company would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of NASDAQ. In the event 4MC is required by applicable federal securities laws, rules or regulations or policies of NASDAQ to make any public disclosure relating, to in connection with or arising out of this Agreement or the transactions contemplated hereby, without first obtaining the approval of the Shareholders and the Company, then 4MC shall provide to the Shareholders no less than forty-eight (48) hours advance notice (by telephone and confirmed in writing by facsimile) and the Company or the Shareholders shall then have the option to terminate this Agreement, subject to the provisions of
Section 12.2 above.


            18.4 SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This
                 -----------------------------------------------------
Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party; provided,
                                                               --------
however, that 4MC may assign this Agreement for collateral purposes to CIBC and
-------
its successors and assigns for the benefit of the Lenders under the Credit Agreement. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

            18.5 NOTICES.  All notices, requests, demands, or other
                 -------
communications with respect to this Agreement shall be in writing and shall be
(i) personally delivered, (ii) sent by facsimile transmission, (iii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iv) delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

                    To 4MC:

                    Four Media Company
                    2813 West Alameda Avenue
                    Burbank, CA 91505-4455
                    Attn: Robert T. Walston
                    Fax No.: (818) 846-5197

                    With a copy to:

                    Four Media Company
                    625 Arizona Avenue
                    Santa Monica, CA  90401
                    Attn:  William E. Niles
                    Fax No.: (310) 587-1279

                    Stein & Kahan
                    A Law Corporation
                    1299 Ocean Avenue, 4th Floor
                    Santa Monica, CA  90401
                    Attn:  Robert L. Kahan
                    Fax No.:  (310) 394-4759

                    To Shareholders:

                    c/o Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, CA 90071-3197
                    Attn:  Jonathan K. Layne
                    Fax No.: (213) 229-7520

                    To Company:

                    c/o Encore
                    6345 Fountain Avenue
                    Hollywood, CA  90038
                    Attn:  Robert Solomon
                    Fax No.:  (213) 466-0414

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address, (ii) the day sent by facsimile transmission, (iii) the fifth business day following the date deposited with the United States Postal Service, or (iv) 24 hours after shipment by such courier service.

          18.6 CONSTRUCTION.  This Agreement shall be construed and enforced in
               ------------
accordance with the internal laws of the State of California without giving effect to the principles of conflicts of law thereof.

          18.7 DISPUTE RESOLUTION; ATTORNEYS' FEES.
               -----------------------------------

               18.7.1    ARBITRATION. Any controversy or claim arising out of or
                         -----------
relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to the relationship between parties, shall be determined by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (the "Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. California Code of Civil Procedure Section 1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. The parties may seek provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of action that involves such provisional remedies or injunctive relief, including, without limitation any permanent injunction, shall be determined by arbitration under this paragraph. The parties expressly agree and acknowledge that any award rendered in such arbitration shall be final, binding and conclusive, and judgment may be entered in any court of competent jurisdiction upon any such award.

              18.7.2      ATTORNEYS' FEES. If any legal action or other
                          ---------------
proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party, (i) which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and (ii) any settlement offers made prior to commencement of the trial in the proceeding.

        18.8  COUNTERPARTS; FACSIMILE.  This Agreement may be executed in two or
              -----------------------
more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement. Execution of this Agreement by facsimile transmission shall constitute legal and binding execution of this Agreement.

        18.9  NO IMPLIED WAIVER: REMEDIES.  No failure or delay on the part of
              ---------------------------
the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

        18.10 ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
              ----------------
Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof.

        18.11  AMENDMENTS: ACTUAL WAIVERS.  This Agreement may not be amended
               --------------------------
except by an instrument in writing signed on behalf of each of the parties hereto. At any time prior to the Closing, the parties hereto may, (a) extend the time for the performance of any of the obligations or other acts or the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered by any of the other parties pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which are for the benefit of such party. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

        18.12  CHANGES IN REPRESENTATIONS AND WARRANTIES OF A PARTY.  Between
               ----------------------------------------------------
the date of this Agreement and the Closing Date, neither party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of any party herein contained not being true and correct at and as of
(i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. A party shall promptly give written notice to the other party upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

          18.13  HEADINGS.  The headings of the Sections of this Agreement,
                 --------
where employed, are for convenience only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

          18.14   SCHEDULES AND EXHIBITS.  Any item listed on one of the
                  ----------------------
Schedules or Exhibits attached to this Agreement is incorporated by reference and assumed to be included, as applicable, on all Schedules and Exhibits attached hereto.

          18.15  SEVERABILITY.  Any provision of this Agreement which is
                 ------------
invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement.

          18.16  JOINT NEGOTIATION.  This Agreement has been jointly negotiated
                 -----------------
and drafted. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party, and it is agreed that no provision hereof shall be construed against any party hereto by virtue of the activities of that party or such party's attorneys.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                         "4MC"

                         FOUR MEDIA COMPANY, a Delaware corporation



                         By: /s/ Robert T. Walston
                             ---------------------
                            Robert T. Walston
                            Chairman and Chief Executive Officer


                         "The Company"

                         MSCL, INC., a California corporation



                         By: /s/  Larry Chernoff
                             -------------------
                            Name: Larry Chernoff
                            Title: President

                      [Signatures continued on next page]

                   [Signatures continued from previous page]



                         "The Shareholders"


                         CHARLES H. CHUBAK and PATRICIA A. CHUBAK,
                         Trustees of the Chubak Family Trust dated January 10, 1992


                         /s/ Charles H. Chubak
                         ---------------------
                         Charles H. Chubak, Trustee


                         /s/ Patricia A. Chubak
                         ----------------------
                         Patricia A. Chubak, Trustee



                         JOHN S. MCCOY and ELAINE L. MCCOY, Trustees of the McCoy Family Trust dated November 11, 1991


                         /s/ John S. McCoy
                         -----------------
                         John S. McCoy, Trustee


                         /s/ Elaine L. McCoy
                         -------------------
                         Elaine L. McCoy, Trustee



                         LARRY E. CHERNOFF and DEBORAH H. CHERNOFF, Trustees of the Chernoff Family Trust dated October 31, 1991


                         /s/ Larry E. Chernoff
                         ---------------------
                         Larry E. Chernoff, Trustee


                         /s/ Deborah H. Chernoff
                         -----------------------
                         Deborah H. Chernoff, Trustee



                      [Signatures continued on next page]

                   [Signatures continued from previous page]



                         ROBERT SOLOMON and PAMELA SOLOMON, Trustees of the Solomon Family Trust dated January 23, 1997


                         /s/ Robert S. Solomon
                         ---------------------
                         Robert S. Solomon, Trustee


                         /s/ Pamela Solomon
                         ------------------
                         Pamela Solomon, Trustee



                         /s/ Paul Norling
                         ----------------
                         Paul Norling, an individual



                         /s/ Douglas Walker
                         ------------------
                         Douglas Walker, an individual